Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of June 30, 2023 (this
“Amendment”), by and among Greenhill & Co., Inc. (“Borrower”) and Goldman Sachs Bank USA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”).

RECITALS

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 12, 2017, by and among the Borrower, each of the financial institutions party thereto and the Administrative Agent (as amended by Amendment No. 1 to Credit Agreement, dated as of April 12, 2019, the “Original Credit Agreement”) (capitalized terms used but not defined herein having the meaning provided in the Original Credit Agreement);

WHEREAS, pursuant to Section 2.13(f) of the Original Credit Agreement, (i) the Administrative Agent has determined that there exists a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the Adjusted LIBO Rate, (ii) the Administrative Agent has given notice of such determination to the Borrower and each Lender (this Amendment hereby constituting such notice) and (iii) the Administrative Agent has posted this Amendment to the Lenders and the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent initially posted this Amendment to all Lenders, written notice of objection to the amendments contemplated by this Amendment (the “LIBOR Replacement Amendments”) from the Lenders comprising the Required Lenders; and

WHEREAS, the Borrower expects to realize substantial direct and indirect benefits as a result of this Agreement becoming effective and the consummation of the transactions contemplated hereby, and agrees to reaffirm its obligations under the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party.

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Credit Agreement Amendments. Effective as of the Amendment Effective Date (as defined in Section 2 below), the Original Credit Agreement is hereby amended as follows:

a.The Original Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) to add the double- underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in Appendix A annexed hereto (the Original Credit Agreement, as so amended and attached hereto as Appendix A, the “Credit Agreement”).

b.Exhibit E to the Original Credit Agreement is hereby amended and replaced in its entirety with Appendix B annexed hereto.

2.Amendment Effective Date. This Amendment shall become effective as of the date on which (such date, the “Amendment Effective Date”) (a) the Administrative Agent (or its counsel) shall have received duly executed counterparts of this Amendment from the Borrower and the Administrative

Agent (in each case, which may include a copy transmitted by facsimile or other electronic method),
(b) the Administrative Agent shall not have received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent have posted this Agreement to all Lenders and the Borrower, written notice of objection to this Agreement from Lenders comprising the Required Lenders and (c) the Administrative Agent shall have received from the Borrower payment of all reasonable and documented out-of-pocket costs and expenses required to be paid pursuant to Section 9.03 of the Original Credit Agreement to the extent invoiced no later than the third Business Day immediately preceding the date of this Amendment.

3.Existing LIBO Rate Loans. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Borrower and the Administrative Agent acknowledge that any Eurodollar Loans outstanding immediately prior to the effectiveness of this Amendment (an “Existing LIBOR Borrowing”) shall continue to bear interest at a rate determined by reference to the Adjusted LIBO Rate (as defined in the Original Credit Agreement) until the end of the Interest Period applicable to such Eurodollar Loan. Any Existing LIBOR Borrowing shall automatically convert to a Loan that is a Term SOFR Loan in the amount of such Existing LIBOR Borrowing and with an Interest Period with the nearest length to such existing Interest Period on the last day of the Interest Period applicable to such Existing LIBOR Borrowing, unless, with respect to the length of such Interest Period, the Borrower elects otherwise in accordance with the terms of the Credit Agreement.

4.Representations and Warranties: By its execution of this Amendment, the Borrower hereby represents and warrants that:

a.The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Amendment and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. This Amendment has been duly authorized by all necessary corporate action of the Borrower. This Amendment has been duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

b.This Amendment and the LIBOR Replacement Amendments (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate
(i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder or (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.Interpretation. Upon the effectiveness of this Amendment, (i) each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Original Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Original Credit Agreement, shall mean and be a reference to the Original Credit Agreement as amended hereby; and
(ii) references in any Loan Document to any section, exhibit or schedule being amended hereby shall mean and be a reference to such section, exhibit or schedule as amended hereby.

6.Full Force and Effect. Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

9.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REFINANCING TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.Loan Document. On and after the Amendment Effective Date, each of this Amendment and the Credit Agreement (including the schedules and exhibits as amended hereby) shall constitute a “Loan Document” for all purposes of the Credit Agreement and any other Loan Documents.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

GREENHILL & CO., INC.
By: /s/ Mark R. Lasky
Name: Mark R. Lasky Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

GOLDMAN SACHS BANK USA, as
Administrative Agent

By:    /s/ Douglas Tansey     Authorized Signatory

Appendix A

Credit Agreement (conformed version)

Execution Version

CREDIT AGREEMENT
dated as of
October 12, 2017, as amended on April 12, 2019 and as amended on June 30, 2023 among

Greenhill & Co., Inc., as Borrower,

The Lenders Party Hereto,

Goldman Sachs Bank USA, as Administrative Agent,

Goldman Sachs Bank USA,
as Sole Lead Arranger, Sole Syndication Agent and Sole Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    48
Section 1.03    Terms Generally    48
Section 1.04    Accounting Terms; GAAP    48
Section 1.05    Pro Forma Calculations    49
Section 1.06    Certain Calculations and Tests    49
Section 1.07    Effectuation of Transactions    50
Section 1.08    Divisions    50
Section 1.09    Rates    50
ARTICLE II THE CREDITS
Section 2.01    Commitments    50
Section 2.02    Loans and Borrowings    50
Section 2.03    Requests for Borrowings    51
Section 2.04    [Reserved]    52
Section 2.05    Letters of Credit    52
Section 2.06    Funding of Borrowings    57
Section 2.07    Interest Elections    58
Section 2.08    Termination and Reduction of Commitments    59
Section 2.09    Repayment of Loans; Evidence of Debt    60
Section 2.10    Amortization of Term Loans    60
Section 2.11    Prepayment of Loans    61
Section 2.12    Fees    64
Section 2.13    Interest    64
Section 2.14    Alternate Rate of Interest    66
Section 2.15    Increased Costs    66
Section 2.16    Break Funding Payments    67
Section 2.17    Taxes    68
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    71
Section 2.19    Mitigation Obligations; Replacement of Lenders    73
Section 2.20    Incremental Credit Extensions    74
Section 2.21    Refinancing Amendments    76
Section 2.22    Defaulting Lenders    77
Section 2.23    Illegality    78
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Page
Section 2.24    Swing Line Loans    79
ARTICLE III REPRESENTATIONS AND WARRANTIES
Section 3.01    Organization; Powers    81
Section 3.02    Authorization; Enforceability    81
Section 3.03    Governmental Approvals; No Conflicts    82
Section 3.04    Financial Condition; No Material Adverse Effect    82
Section 3.05    Properties    83
Section 3.06    Litigation and Environmental Matters    83
Section 3.07    Compliance with Laws and Agreements    83
Section 3.08    Investment Company Status    83
Section 3.09    Taxes    83
Section 3.10    ERISA     84
Section 3.11    Disclosure    84
Section 3.12    Subsidiaries    84
Section 3.13    Intellectual Property; Licenses, Etc    85
Section 3.14    Solvency    85
Section 3.15    Senior Indebtedness    85
Section 3.16    Federal Reserve Regulations    85
Section 3.17    Use of Proceeds    85
Section 3.18    Labor Matters    86
Section 3.19    Security Documents    86
Section 3.20    Sanctions    86
Section 3.21    Anti-Corruption Laws; Anti-Money Laundering Laws    86
Section 3.22    No Other Liabilities    86
ARTICLE IV CONDITIONS
Section 4.01    Effective Date    87
Section 4.02    Credit Extensions    89
ARTICLE V AFFIRMATIVE COVENANTS
Section 5.01    Financial Statements and Other Information    90
Section 5.02    Notices of Material Events    92
Section 5.03    Information Regarding Collateral    93
Section 5.04    Existence; Conduct of Business    93

Page
Section 5.05    Payment of Taxes, Etc.    93
Section 5.06    Maintenance of Properties    93
Section 5.07    Insurance    93
Section 5.08    Books and Records; Inspection and Audit Rights    94
Section 5.09    Compliance with Laws    94
Section 5.10    Use of Proceeds and Letters of Credit    95
Section 5.11    Additional Subsidiaries    95
Section 5.12    Further Assurances    95
Section 5.13    Designation of Subsidiaries    96
Section 5.14    Certain Post-Closing Obligations    97
Section 5.15    Maintenance of Rating of Facility    97
Section 5.16    Lender Calls    97
Section 5.17    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions    97
Section 5.18    Equity Investment    97
ARTICLE VI NEGATIVE COVENANTS
Section 6.01    Indebtedness; Certain Equity Securities    97
Section 6.02    Liens    101
Section 6.03    Fundamental Changes    103
Section 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    105
Section 6.05    Asset Sales    107
Section 6.06    Sale and Leaseback Transactions    109
Section 6.07    Restricted Payments; Certain Payments of Indebtedness    109
Section 6.08    Transactions with Affiliates    112
Section 6.09    Restrictive Agreements    112
Section 6.10    Amendment of Junior Financing Documents and Organizational
Documents    113
Section 6.11    Financial Performance Covenant    113
Section 6.12    Changes in Fiscal Year    113
ARTICLE VII EVENTS OF DEFAULT
Section 7.01    Events of Default    114
ARTICLE VIII ADMINISTRATIVE AGENT
Section 8.01    Appointment and Authority    117
Section 8.02    Rights as a Lender    117

Page
Section 8.03    Exculpatory Provisions    117
Section 8.04    Reliance by Administrative Agent    118
Section 8.05    Delegation of Duties    119
Section 8.06    Resignation of Administrative Agent    119
Section 8.07    Non-Reliance on Administrative Agent and Other Lenders    120
Section 8.08    No Other Duties, Etc    120
Section 8.09    Administrative Agent May File Proofs of Claim    120
Section 8.10    No Waiver; Cumulative Remedies; Enforcement    121
Section 8.11    Withholding Taxes    121
Section 8.12    Right to Realize on Collateral and Enforce Guarantee    122
Section 8.13    Certain ERISA Matters    122
ARTICLE IX MISCELLANEOUS
Section 9.01    Notices    124
Section 9.02    Waivers; Amendments    126
Section 9.03    Expenses; Indemnity; Damage Waiver    129
Section 9.04    Successors and Assigns    131
Section 9.05    Survival    136
Section 9.06    Counterparts; Integration; Effectiveness    136
Section 9.07    Severability    136
Section 9.08    Right of Setoff    137
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process    137
Section 9.10     WAIVER OF JURY TRIAL     138
Section 9.11    Headings    138
Section 9.12    Confidentiality    138
Section 9.13     USA PATRIOT Act     139
Section 9.14    Release of Liens and Guarantees    140
Section 9.15    No Advisory or Fiduciary Responsibility    140
Section 9.16    Interest Rate Limitation    141
Section 9.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    141

SCHEDULES:

Schedule 1.01    —    Domestic Regulated Subsidiaries Schedule 2.01    —    Commitments
Schedule 3.12    —    Subsidiaries Schedule 4.01(b)    —    Local Counsel
Schedule 5.14    —    Certain Post-Closing Obligations Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens Schedule 6.04(e)    —    Existing Investments
Schedule 6.08    —    Existing Affiliate Transactions Schedule 6.09    —    Existing Restrictions
Schedule 9.01    —    Notices EXHIBITS:
Exhibit A    —    Form of Assignment and Assumption Exhibit B    —    Form of Guarantee Agreement Exhibit C    —    Form of Perfection Certificate Exhibit D    —    Form of Collateral Agreement Exhibit E    —    Form of Borrowing Request
Exhibit F    —    Form of Solvency Certificate Exhibit G    —    Form of Intercompany Note
ExhibitH-1    — Form of United States Tax Compliance Certificate 1 Exhibit H-2    — Form of United States Tax Compliance Certificate 2 Exhibit H-3    — Form of United States Tax Compliance Certificate 3

Exhibit H-4    — Form of United States Tax Compliance Certificate 4

i

CREDIT AGREEMENT dated as of October 12, 2017, and amended as of April 12, 2019 and as further amended as of June 30, 2023 (this “Agreement”), among Greenhill & Co., Inc. (the “Borrower”), the Lenders party hereto and Goldman Sachs Bank USA (“Goldman Sachs”), as Administrative Agent.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I DEFINITIONS
Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period prior to the applicable acquisition or conversion, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and their Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given to such term in the definition of “Consolidated EBITDA.”

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Borrower, the Swing Line Lender and each Issuing Bank (such approval in each case not to be unreasonably withheld or delayed).

“Additional Term Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Term Facility pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the

4835-6796-5583

approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower.

~~“Adjusted LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.~~

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Goldman Sachs, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent, the Collateral Agent, the Lead Arranger, the Syndication Agent and their respective successors and assigns in their capacities as such, and “Agents” means two or more of them.

“Agent Parties” has the meaning assigned to such term in Section 9.01(d). “Agreement” has the meaning given to such term in the preamble hereto.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate floor, or otherwise, in each case, incurred or payable by the Borrower to all lenders of such indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest based on assumed four-year life to maturity,
(b)All-In Yield shall not include customary arrangement or commitment fees payable to the Lead Arranger (or their affiliates) in connection with the Term Facility and the Revolving Credit Facility or to one or more arrangers (or their affiliates) of any Incremental Facility, and (c) if the Incremental Facility includes an interest rate floor greater than the applicable existing Term Facility or Revolving Credit Facility, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the applicable Term Facility or Revolving Credit Facility shall be required, but only to the extent an increase in the interest rate floor in the existing initial Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the applicable existing Term Facility or Revolving Credit Facility shall be increased to the extent of such differential between interest rate floor.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR (after giving effect to any “floor”) determined on such date (or if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in~~

~~dollars~~ with a maturity of one month plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, respectively. Notwithstanding the foregoing, (i) with respect to the Term Loans, the Alternate Base Rate will be deemed to be 1.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum and (ii) with respect to Revolving Loans, the Alternate Base Rate will be deemed to be 0.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means April 12, 2019.

“Amendment No. 1 Effective Date Refinancing” means the prepayment of the Term Loans made on the Effective Date pursuant to Section 2.11(a).

“Amendment No. 1 Effective Date Transactions” means (a) the funding of the Term Loans hereunder on the Amendment No. 1 Effective Date and (b) the Amendment No. 1 Effective Date Refinancing.
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower and the Administrative Agent.
“Amendment No. 2 Effective Date” means June 30, 2023.

“Anti-Corruption Laws” means any and all laws, rules or regulations relating to corruption or bribery, including, but not limited to, the FCPA and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” means any and all laws, rules or regulations relating to money laundering or terrorism financing, including, but not limited to, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the USA PATRIOT Act, and its implementing regulations.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any (a) Term Loan, (i) 2.25% per annum, in the case of an ABR Loan, or (ii) 3.25% per annum, in the case of a ~~Eurodollar~~SOFR Loan and (b) Revolving Loan, (i) 2.75% per annum, in the case of an ABR Loan, or (ii) 3.75% per annum, in the case of a ~~Eurodollar~~SOFR Loan.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form (including electronic documentation generated by MarkitClear or other electronic platform) reasonably approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2016, and 2015 and related audited consolidated statements of income, shareholders’ equity and cash flows.

“Available Amount” means, at any date, an amount determined on a cumulative basis equal to the sum of (without duplication):

(a)the greater of $10,000,000 and 8% of Consolidated EBITDA for the most recently ended Test Period on a Pro Forma Basis, plus

(b)an amount, not less than zero, equal to the cumulative amount of Excess Cash Flow, commencing with respect to the fiscal year ending December 31, 2019, of the Borrower and its Restricted Subsidiaries as of the end of the most recent Test Period completed prior to such date that is Not Otherwise Applied (it being understood for the avoidance of doubt that, solely for purposes of this definition, Excess Cash Flow for any fiscal year shall be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.01(a) for such fiscal year, and the related Compliance Certificate required to be delivered pursuant to Section 5.01(d) for such fiscal year, have been received by the Administrative Agent), plus

(c)returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower and the Restricted Subsidiaries on Investments made using the Available Amount (not to exceed the amount of such Investments), plus

(d)Investments of the Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary made using the Available Amount that has been re-designated as a

Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of the Restricted Subsidiaries (up to the lesser of (i) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of the original Investment by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary), plus

(e)the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary) received by the Borrower or any Restricted Subsidiary, plus

(f)dividends or other distributions or returns on capital received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, minus

(g)an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.07(a)(vii), plus (ii) Restricted Payments made pursuant to Section 6.07(b)(iv), plus (iii) Investments made pursuant to Section 6.04(m), in each case, made after the Amendment No. 1 Effective Date and prior to such time, or contemporaneously therewith.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a)the Net Proceeds of new public or private issuances of Qualified Equity Interests in the Borrower, plus

(b)capital contributions received by the Borrower after the Amendment No. 1 Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest), plus

(c)the net cash proceeds received by the Borrower from Indebtedness and Disqualified Equity Interest issuances issued after the Amendment No. 1 Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.25(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.25(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or
(B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.”
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark

(or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.25 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.25.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person, (c) in the case of any partnership, the board of directors or board of managers, manager or managing member of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble.

“Borrower Materials” has the meaning assigned to such term in the last paragraph of
Section 5.01(h).

“Borrower Notice” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.
"Borrowing Minimum” means (a) in the case of a ~~Eurodollar~~SOFR Revolving Borrowing, $250,000 and (b) in the case of an ABR Revolving Borrowing, $100,000.

“Borrowing Multiple” means (a) in the case of a ~~Eurodollar~~SOFR Revolving Borrowing,
$250,000 and (b) in the case of an ABR Revolving Borrowing, $100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 which, if in writing, shall be substantially in the form of Exhibit E.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a ~~Eurodollar~~SOFR Loan, the term “Business Day” shall also exclude any ~~day on which banks are not open for dealings in dollar deposits in the London interbank market~~U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person that is a Capitalized Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Effective Date. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date (October 12, 2017), recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Management Obligations” means obligations of the Borrower or any Restricted Subsidiary in respect of (x) any overdraft and related liabilities arising from treasury, cash pooling, depository and cash management services or any automated clearing house transfers of funds and (y) other obligations in respect of netting services, employee credit card or purchase card programs.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards or in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means, (a) with respect to the Borrower, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (as defined below), but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of Equity Interests of the Borrower (or its successor by way or merger, amalgamation, arrangement, consolidation or purchase of all or substantially all of its assets) or (b) the occurrence of a “Change in Control” (or similar event, however denominated), as defined in the documentation governing any Junior Financing.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this

Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), Incremental Revolving Loans and term loans made pursuant to any Incremental Term Increase that have different terms and conditions shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cogent Earnout Obligation” means the contingent obligation to pay an amount equal to
$18,900,000 to the selling unitholders of Cogent Partners, LP upon the satisfaction of certain conditions by March 31, 2019, as set forth in the Unit Purchase Agreement dated as of February 9, 2015 by and among Cogent Partners, LP, CP Cogent Securities LP, Cogent Partners Europe LLP, the Borrower and the Sellers and Seller Representative named therein, as amended to the date hereof.

“Collateral” means (i) all assets, including without limitation, all personal, real and mixed property of the Borrower, the Guarantors and the Domestic Regulated Subsidiaries (other than Excluded Assets), (ii) advisory fees receivables of the Borrower, the Guarantors and the Domestic Regulated Subsidiaries (other than Excluded Assets) and (iii) 100% of the capital stock of each Domestic Subsidiary of the Borrower, the Guarantors and the Domestic Regulated Subsidiaries, 65% of the capital stock of each direct Foreign Subsidiary of the Borrower, the Guarantors and the Domestic Regulated Subsidiaries and all intercompany debt of the Borrower, the Guarantors and the Domestic Regulated Subsidiaries, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Goldman Sachs, in its capacity as collateral agent hereunder and under the other Loan Documents, and shall include any duly appointed successor in that capacity.

“Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, subject in each case to Section 5.14, the requirement that:

(a)the Administrative Agent shall have received from (i) the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary or any Domestic Regulated Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes (or that is required to become) a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) the Borrower, each Subsidiary Loan Party and each Domestic Regulated Subsidiary either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes (or that is required to become) a Subsidiary Loan Party or a Domestic Regulated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, to the extent reasonably requested by the Administrative Agent, documents and opinions of the type referred to in Section 4.01(a), Section 4.01(c) and Section 4.01(d);

(b)all outstanding Equity Interests of the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned directly by any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates, if any, or other instruments, if any, representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)if any Indebtedness for borrowed money (including in respect of cash management arrangements) of the Borrower or any Subsidiary in a principal amount of
$5,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note, such promissory notes shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and as reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)with respect to any fee-owned (but not leased or ground leased) Material Real Property owned by a Loan Party located in the United States, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) no later than three Business Days prior to the date on which a Mortgage is executed and delivered, in order to comply with the Flood Laws, the following documents: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”), (iii) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Administrative Agent, and (iv) evidence of payment of all recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of material withholding or other taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession), (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States (including any Equity Interests of Foreign Subsidiaries and any Foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements, (f) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (g) no landlord lien waivers, estoppels or collateral access letters shall be required and (h) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, and Other Term Commitment of any Class or any combination thereof (as the context requires).“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute.

“Competitors” means (i) any competitor of the Borrower and its Subsidiaries that is in the same or a substantially similar line of business and (ii) any customer and supplier of the Borrower and its Subsidiaries (other than any customer that is a bank, financial institution, other institutional lender or an Affiliate thereof).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(d).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a)without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of unrealized gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;

(ii)provision for taxes based on income, profits or capital and sales taxes, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds);

(iii)[reserved];

(iv)Non-Cash Charges;

(v)extraordinary losses in accordance with GAAP;

(vi)unusual or non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives);

(vii)retention, recruiting, relocation and signing bonuses or completion bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, transaction fees and expenses, including, without limitation, any one time expenses relating to enhanced accounting functions or other transaction costs;

(viii)restructuring charges, accruals or reserves (including restructuring costs related to acquisitions and adjustments to existing reserves);

(ix)[reserved];

(x)the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(xi)[reserved];

(xii)losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(xiii)the amount of any net losses from discontinued operations in accordance with GAAP;

(xiv)any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including, pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 815—Derivatives and Hedging and only to the extent the cash impact resulting from such loss has not been realized);

(xv)any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation or other derivative instrument that has been reflected in Consolidated Net Income for such period;

(xvi)any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below;

(xvii)to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (to the extent actually received);

(xviii)other accruals and expenses (including rationalization, legal, tax, structuring, unamortized debt costs and other costs and expenses) related to the Transactions, Permitted Acquisitions, Investments, Restricted Payments and Dispositions or issuance of debt or equity, whether or not consummated and all cash dividends (and non-cash dividend expenses) on any series of preferred stock to the extent paid; and

(xix)charges, losses or expenses to the extent indemnified, reimbursable or insured (to the extent covered by contractual indemnifications or reimbursement agreements and actually paid or covered by insurance and actually reimbursed or otherwise paid, or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnitor or third party counterparty and only to the extent that such amount is (A) not denied by the applicable carrier or indemnitor or counterparty in writing within 180 days of the occurrence of such event and (B) in fact reimbursed within 365 days of the date of such event (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) or reimbursed by a third party;

less

(b)without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)extraordinary gains and unusual or non-recurring gains;

(ii)non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii)gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(iv)the amount of any net income from discontinued operations in accordance with GAAP;

(v)any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including, pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 815—Derivatives and Hedging and only to the extent the cash impact resulting from such gain has not been realized);

(vi)any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation or other derivative instruments that has been reflected in Consolidated Net Income in such period;

(vii)any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiv) and (a)(xvi) above; and

(viii)the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period to Consolidated Net Income);

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances);

(II)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Board Accounting Standards Codification No. 815—Derivatives and Hedging;

(III)there shall be included in determining Consolidated EBITDA for any period, without duplication, to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis;

(IV)there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations (other than if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders); and

(V)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to any Permitted Acquisition (or other Investment permitted hereunder).

Notwithstanding the foregoing, for purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) $32.4 million for the fiscal quarter ended September 30, 2016, (b) $48.1 million for the fiscal quarter ended December 31, 2016, (c) $15.0 million for the fiscal quarter ended March 31,

2017 and (d) $20.1 million for the fiscal quarter ended June 30, 2017 (it being understood that such amounts are subject to future adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any future Pro Forma Disposal Adjustment or any future calculation on a Pro Forma Basis).

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a)extraordinary items for such period,

(b)the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)Transaction Costs,

(d)any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument,

(e)any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f)[reserved],

(g)stock-based award compensation expenses,

(h)any income (loss) attributable to deferred compensation plans or trusts, and
(i)any income (loss) from Investments recorded using the equity method. “Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness that is secured by a Lien on the assets of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP consisting only of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and purchase money indebtedness, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Permitted Investments of the Borrower and the Restricted Subsidiaries (in each case, free and clear of all Liens, other than Liens permitted pursuant to Section 6.02).

“Consolidated Total Assets” means, as of any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) in the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP consisting only of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and purchase money indebtedness, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Permitted Investments of the Borrower and the Restricted Subsidiaries (in each case, free and clear of all Liens, other than Liens permitted pursuant to Section 6.02).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means Indebtedness incurred, issued or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Other Revolving Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium thereon plus fees, expenses, commissions, underwriting discounts and premiums incurred and payable in connection with such Indebtedness (unless such additional amount constitutes a utilization of a then available basket), (ii) such Indebtedness does not mature earlier than and, except in the case of Other Revolving Commitments, does not have a Weighted Average Life to Maturity shorter than, the Refinanced Debt and, in the case of Other Revolving Loans or Other Revolving Commitments, shall not have any mandatory commitment reductions prior to the maturity date of the Revolving Loans (or unused

Revolving Commitments) being refinanced, (iii) such Refinanced Debt shall not be guaranteed by any entity that is not a Loan Party, (iv) in the case of any secured Indebtedness (x) is not secured by any assets not securing the Secured Obligations and (y) is subject to an intercreditor or subordination agreement reasonably satisfactory to the Administrative Agent), (v) has covenants and events of default (excluding pricing, and optional prepayment or redemption provisions) that are not more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Indebtedness is issued, incurred or obtained), and (vi) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or Other Revolving Commitments (or Revolving Loans or Other Revolving Loans incurred pursuant to any Revolving Commitments or Other Revolving Commitments), such Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within one Business Day of the date required to be funded by it hereunder,
(b) has notified the Borrower, the Administrative Agent, the Swing Line Lender or any Issuing Bank that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), the Swing Line Lender or any Issuing Bank, to confirm in a manner satisfactory to the Administrative Agent, the Swing Line Lender, the Issuing Banks, and the Borrower that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, unless such ownership or acquisition of such equity interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an Issuing Bank, such Issuing Bank’s Applicable Fronting Exposure in respect of such Defaulting Lender (other than any portion of such Applicable Fronting Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for the period through (but not after) the date of such disposition, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity

Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit (without any pending drawing thereon) and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means (i) Competitors of the Borrower and its Subsidiaries specified to the Lead Arranger by the Borrower or in writing on or prior to the date hereof (which list of Competitors may be supplemented by the Borrower after the Effective Date by means of a written notice to and the consent of the Administrative Agent), (ii) certain banks, financial institutions, other institutional lenders and other entities, in each case, that have been specified to the Lead Arranger by the Borrower in writing on or prior to September 25, 2017 and (iii) as to any entity referenced in each case of clauses (i) and (ii) above (the “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s known Affiliates readily identifiable solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity and that no Disqualified Lenders may become Lenders (provided, that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender (or prior participation in the Term Facility or Revolving Credit Facility) permitted hereunder at the time of such assignment (or prior participation in the Term Facility or Revolving Credit Facility)).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Regulated Subsidiary” means the Subsidiaries of Borrower listed on Schedule
1.01and any other Subsidiary of Borrower that becomes a Regulated Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary, FSHCO, or a Subsidiary of a Foreign Subsidiary or FSHCO.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Total Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such fiscal year is (a) greater than or equal to 2.00:1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than or equal to 1.50:1.00 but less than 2.00:1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than 1.50:1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Refinancing” means the (i) repayment, redemption, repurchase or other discharge of and termination of the Loan Agreement (Term Loan) dated as of April 1, 2015 by and between the Borrower and First Republic Bank and/or release of any security interests in connection therewith and (ii) repayment, redemption, repurchase or other discharge of and termination of the Loan Agreement dated as of January 31, 2006 by and between the Borrower and First Republic Bank.

“Effective Date Transactions” means collectively, (a) the funding of the Loans hereunder on the Effective Date, (b) the repurchase of the common stock of the Borrower in an aggregate amount not to exceed $285,000,000and (c) the Effective Date Refinancing.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act of 1933), (c) any Affiliate of a Lender and (d) an Approved Fund; provided that in any event “Eligible Assignee” shall not include (i) any Disqualified Lender, (ii) natural person or (iii) the Borrower or any of its Affiliates.

“Environmental Laws” means the applicable common law and treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or, to the extent relating to exposure to Hazardous Materials, to human health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of the Borrower or any Subsidiary resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation or storage treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Investment” has the meaning assigned to such term in Section 4.01(p).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived pursuant to applicable regulations), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower, and Restricted Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower, any Restricted Subsidiary or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the cessation of operations at a facility of the Borrower, any Restricted Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (h) the incurrence by the Borrower, any Restricted Subsidiary or any ERISA Affiliate of any liability with respect to its withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (i) the receipt by the Borrower, any Restricted Subsidiary or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or (j) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)the sum, without duplication, of:

(i)Consolidated Net Income for such period,

(ii)an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)decreases in Consolidated Working Capital and long-term account receivables for such period, and

(iv)an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less:

(b)the sum, without duplication, of:

(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of Consolidated Net Income to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (i) of the definition of Consolidated Net Income,

(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of capital expenditures made in cash or accrued during such period, solely to the extent that such capital expenditures were made with the proceeds of Internally Generated Cash of the Borrower or the Restricted Subsidiaries,

(iii)the aggregate amount of all principal payments of Indebtedness (other than the payment prior to its stated maturity of any Subordinated Indebtedness of the Borrower and the Restricted Subsidiaries) of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans pursuant to Section 2.11(c) with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Loans) made during such period (other than in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder), solely to the extent made with the proceeds of Internally Generated Cash of the Borrower or the Restricted Subsidiaries,

(iv)an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)increases in Consolidated Working Capital and long-term account receivables for such period,

(vi)cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii)without duplication of amounts deducted pursuant to clause (xii) below in prior fiscal years, the amount of Investments and acquisitions made by the Borrower and the Restricted Subsidiaries during such period pursuant to Section 6.04 (other than
(1) Section 6.04(a), (2) clauses (B) and (C) of the first proviso to Section 6.04(m), (3) Section 6.04(c)(i), (4) Section 6.04(c)(ii), (5) Section 6.04(c)(iii)(A) and (6) Section 6.04(w), in the case of clause (5), to the extent made with the Available Amount) to the extent that such Investments were made in cash (or committed to be made in cash), solely to the extent such Investments were made with the proceeds of Internally Generated Cash of the Borrower and the Restricted Subsidiaries,

(viii)the amount of dividends and other restricted payments paid during such period pursuant to Section 6.07 (other than (1) Section 6.07(a)(i) (to the extent paid to the Borrower or any of the Restricted Subsidiaries), (2) Section 6.07(a)(iii), (3) clause
(y) of Section 6.07(a)(vi), (4) clauses (B) and (C) of Section 6.07(a)(vii), (5) Section 6.07(a)(ix), (6) Section 6.07(b)(iii), (7) clauses (B) and (C) of Section 6.07(b)(iv) and (8) Section 6.07(b)(v)) in cash (solely to the extent such dividends and other restricted payments were made with the proceeds of Internally Generated Cash) of the Borrower and the Restricted Subsidiaries,

(ix)the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x)cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period,

(xi)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments, capital expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that solely to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the earlier to occur of (A) end of such period of four consecutive fiscal quarters or (B) the date the Borrower or applicable Restricted Subsidiary determines that such Permitted Acquisition, Investment, capital expenditure or Restricted Payment will not be made or consummated,

(xiii)the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiv)the amount paid in cash in connection with the Cogent Earnout Obligation,

(xv)at the Borrower’s election, the amount of Restricted Payments made in cash pursuant to Section 6.07(a)(vi) during the 75 day period following the end of such period, solely to the extent such Restricted Payments were made with the proceeds of Internally Generated Cash of the Borrower and the Restricted Subsidiaries; provided that if the Borrower elects to deduct the amount of such Restricted Payments pursuant to this clause (xv), the Borrower may not deduct such amount from the calculation of Excess Cash Flow pursuant to clause (viii) above (or otherwise) for the fiscal year in which the Restricted Payment is made, and

(xvi)to the extent not otherwise covered above, (A) contributions to Regulated Subsidiaries required in order to meet Regulatory Capital requirements and
(B) the aggregate amount of cash used by Regulated Subsidiaries to maintain Regulatory Capital requirements (in each case, solely to the extent made with proceeds of Internally Generated Cash).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Excluded Amount” has the meaning assigned to such term in Section 2.11(g). “Excluded Assets” means (a) any fee-owned real property that is not Material Real
Property and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Equity Interests in (i) Unrestricted Subsidiaries, (ii) any Person (other than any Wholly Owned Restricted Subsidiaries) to the extent the pledge thereof to the Administrative Agent is not permitted by statute, regulation or the terms of such Person’s organizational or joint venture documents, (iii) Immaterial Subsidiaries and (iv) not-for-profit Subsidiaries, captive insurance companies and other special purpose subsidiaries, (d) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any CFC or FSHCO (not including any Foreign Subsidiary that is a direct or indirect Subsidiary of a CFC), (e) any Equity Interests of a direct or indirect Subsidiary of a first-tier CFC or FSHCO, (f) any letters of credit rights and commercial torts claims in an amount of $5,000,000 or less, (g) margin stock (as defined in Regulation U of the Board of Governors),
(h) any asset with respect to which, based on the advice of outside counsel or tax advisors of national recognition, the grant of a Lien thereon to secure the Secured Obligations would result in material adverse tax consequences to the Administrative Agent, the Borrower or any of the Restricted Subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent) (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens), (i) pledges and security interests prohibited or restricted by applicable law, rule or regulation or agreements with any Governmental Authority (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law) or which would require governmental (including regulatory) or third party consent, approval license or authorization to provide such security interest unless such consent, approval, license or authorization has been received, (j) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law), (k) any assets of Regulated Subsidiaries that are not permitted to be pledged by law, statute or regulation, (l) cash held by the Domestic Regulated Subsidiaries and any other Regulatory Capital maintained for Regulatory Capital purposes, (m) those assets to which the Administrative Agent and Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (n) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act . For the avoidance of doubt, “Excluded Assets” shall include any and all assets of any Subsidiary that is a CFC, FSHCO, or a subsidiary thereof.

“Excluded Subsidiary” means (a) any CFC, (b) any Domestic Subsidiary substantially all of the assets of which consist of the equity and/or debt or receivables of one or more direct or indirect Foreign Subsidiaries that are CFCs, (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary, (e) a Subsidiary that is not permitted by law, regulation or contract (but in the case of any such contract, to the extent existing on the Effective Date or, if later, the date it becomes a Restricted Subsidiary and, in each case, not entered into in contemplation of the Transactions or of such entity becoming a Restricted Subsidiary) to provide such guarantee, or would require third-party or governmental (including regulatory) consent, approval, license or authorization to provide such guarantee, (unless such consent, approval, license or authorization has been received), or for which the provision of such guarantee would result in a material adverse tax consequence to the Borrower or one of its Subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent), (f) a Subsidiary that is a special purpose entity (including not for profit entities and captive insurance companies), (g) any Subsidiary that is a registered broker-dealer (including each Domestic Regulated Subsidiary) or (h) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness permitted to be incurred pursuant to any Loan Document as assumed Indebtedness (and not incurred in contemplation of such Permitted Acquisition) and any Restricted Subsidiary thereof that guarantees such secured Indebtedness, in each case to the extent such secured indebtedness prohibits such subsidiary from becoming a guarantor).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party, of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes unlawful or illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “Eligible Contract Participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes, and branch profits Taxes imposed on it, in each case, by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) any other jurisdiction as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than a connection arising from such Recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan or Loan Document),
(b) ay U.S. federal withholding Tax pursuant to FATCA, (c) any Tax that is attributable to a Lender’s failure to comply with Section 2.17(f), and (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19 hereto, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a).

“Extension Notice” has the meaning assigned to such term in Section 2.21(b).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of Borrower.
“Financial Performance Covenant” means the covenant set forth in Section 6.11. “Financing Transactions” means the execution, delivery and performance by each Loan
Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Fixed Amounts” has the meaning assigned to such term in Section 1.06(b).

“Flood Determination Form” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).
“Floor” means (i) with respect to the Term Loans, a rate of interest equal to 0.00% per annum and (ii) with respect to the Revolving Loans, 0.00% per annum.
“Foreign Benefit Event” means with respect to any Foreign Plan, (a) the existence of unfunded liabilities of the Borrower in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, or (b) the failure of the Borrower to make its required contributions or payments, under any applicable law, on or before the due date for such contributions or payments.

“Foreign Intellectual Property” means any right, title, or interest in, to, or under any Intellectual Property governed by, arising from, or existing under the laws of any jurisdiction other than the United States of America or any state thereof.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” means any defined benefit plan (as defined in Section 3(35) of ERISA, but whether or not subject to ERISA) maintained or contributed to by the Borrower or any Restricted Subsidiary with respect to its employees employed outside the United States, other than any such plan sponsored or to which contributions are mandated by any Governmental Authority. “Foreign Regulated Subsidiary” means a Regulated Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Borrower that has no material assets (either held directly or through one or more disregarded entities) other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04.

“Goldman Sachs” shall have the meaning given to such term in the introductory paragraph to this Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement among the Loan Parties (other than the Domestic Regulated Subsidiaries) and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all pollutants or contaminants in any form regulated under any Environmental Law, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials, constituents, chemicals, compounds or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, corporation, limited liability company, partnership or other bona fide estate-planning vehicle the only stockholders, members, partners or beneficiaries of which are any of the foregoing individuals or a charity, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary. “Incremental Cap” means, as of any date of determination, (a) $60,000,000 minus (b) the aggregate amount of all Incremental Facilities and all Incremental Equivalent Debt outstanding at such time that was incurred in reliance on the foregoing clause (a) plus (c) an unlimited amount such that after giving effect to the incurrence of any such Incremental Facility or Incremental Equivalent Debt, (1) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Term Loans, the Senior Secured Net Leverage Ratio shall not exceed 2.25:1.00 determined on a Pro Forma Basis and (2) if such Incremental Facility or Incremental Equivalent Debt is secured on a junior or unsecured basis, the Total Net Leverage Ratio shall not exceed 2.50:1.00 determined on a Pro Forma Basis (it being understood that (I) the Borrower shall be deemed to have used amounts under clause (c) (to the extent compliant therewith) prior to utilization of amounts under clause (a) and (II) Loans may be incurred simultaneously under clauses (a) and (c), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (c) above and then calculating the incurrence under clause (a) above) specifying the amount so requested; provided that such calculations shall assume that, in each case, (i) the full amounts of any Incremental Revolving Commitment Increase established at such time is fully drawn, and (ii) for the purposes of clause (c) above, the cash proceeds of the relevant Incremental Facility or Incremental Equivalent Debt shall be excluded in calculating the amount of “unrestricted cash” used in determining the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio.

“Incremental Equivalent Debt” means Indebtedness incurred pursuant to Section
6.01(a)(xxiii).

“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section
2.20(f).

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in
Section 2.20(a).

“Incremental Revolving Loans” means Revolving Loans extended pursuant to an Incremental Revolving Commitment Increase.
“Incremental Term Increase” has the meaning assigned to such term in Section 2.20(a). “Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a). “Indebtedness” of any Person means, without duplication, (a) all obligations of such
Person for borrowed money of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person in respect of Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (v) trade payables, accrued expenses, accrued compensation and intercompany liabilities (other than intercompany debt) arising in the ordinary course of business, (w) prepaid or deferred revenue arising in the ordinary course of business, (x) (A) the Cogent Earnout Obligations and (B) other earnout obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (y) deferred compensation owed to employees of the Borrower and the Restricted Subsidiaries arising in the ordinary course of business or (z) for the avoidance of doubt, any Qualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 9.12(a).
“Information Memorandum” means the Confidential Information Memorandum dated September 27, 2017, relating to the Loan Parties and the Effective Date Transactions.

“Initial Restricted Payment Amount” means an amount equal to $5,000,000 (less the aggregate amount of Investments and Restricted Payments made using such amount pursuant to Section 6.04(m), Section 6.07(a)(vii) and Section 6.07(b)(iv) prior to such time).

“Intellectual Property” has the meaning assigned to such term in the Collateral
Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any ~~Eurodollar~~SOFR Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a ~~Eurodollar~~SOFR Borrowing and ending on the date that is one, ~~two,~~ three or six months thereafter ~~(or if approved by the Administrative Agent and all the Lenders making such Eurodollar Loans, a twelve month period or a shorter period)~~ as selected by the Borrower in its Borrowing Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of any Class of Term Loans, the Term Maturity Date applicable to such Class of Term Loans and (ii) in the case of any Class of Revolving Loans, the Revolving Maturity Date

applicable to such Class of Revolving Loans. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” means, with respect to any period, any cash of the Borrower or any Restricted Subsidiary generated during such period (including proceeds of Revolving Loans), excluding Net Proceeds and any cash that is generated from an incurrence of Indebtedness (other than Indebtedness constituting proceeds of Revolving Loans) or an issuance of (or contributions in respect of) Equity Interests.

~~“Interpolated Rate” means in relation to the Screen Rate, the rate which results from~~ interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days ~~prior to the commencement of such Interest Period of that Loan.~~

“Investment” means, as to any Person, (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) Goldman Sachs (acting through such of its affiliates or branches as it deems appropriate) other than with respect to commercial Letters of Credit and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Venture” means any Person, the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) of which is owned, in part, by a Loan Party and, in part, by one or more other Persons which are not Loan Parties.

“Junior Financing” means (a) Funded Debt (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that constitutes Subordinated Indebtedness, (b) any Funded Debt (other than permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that is unsecured or (c) Funded Debt secured by a Lien on Collateral that is junior to the Lien on such Collateral that secures the Secured Obligations.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of
Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time;

provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCA Test Date” has the meaning specified in Section 1.06(a).

“Lead Arranger” means Goldman Sachs in its capacity as lead arranger.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Sublimit” means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.
~~“LIBO Rate” means, for any Interest Period as to any Loan, (i) the rate per annum~~ determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “Screen Rate”) for deposits ~~(for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in~~ dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate ~~determined by the Administrative Agent to be the offered rate on such other page or other service which~~ displays the Screen Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if Screen Rates are quoted under either of the preceding clause (i) or (ii), but there is no such quotation for ~~the Interest Period elected, the Screen Rate shall be equal to the Interpolated Rate. Notwithstanding the foregoing, (i) with respect to the Term Loans, the LIBO Rate with respect to any applicable Interest Period will be deemed to be 0.00% per annum if the LIBO Rate for such Interest Period determined pursuant to this definition would otherwise be less than 0.00% per annum and (ii) with respect to the Revolving Loans, the LIBO Rate with respect to any applicable~~ Interest Period will be deemed to be 0.00% per annum if the LIBO Rate for such Interest Period ~~determined pursuant to this definition would otherwise be less than 0.00% per annum.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” means any acquisition by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing and for which definitive documentation for such acquisition was entered into no more than one hundred twenty (120) days in advance of the consummation thereof.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided herein (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the existence of such proceeding), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant hereto and each of the other Loan Documents, including obligations to pay fees, closing payments, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding),
(b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or that would accrue but for the existence of such proceeding), regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, any Incremental Facility Amendment, any Refinancing Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Parties” means the Borrower, the Subsidiary Loan Parties and the Domestic Regulated Subsidiaries.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this
Agreement.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time, provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition, or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means real property (including fixtures) with a fair market value greater than or equal to $5,000,000, as determined by the Borrower in good faith.

“Material Subsidiary” means each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal year of the Borrower most recently ended, had revenues or Consolidated Total Assets for such year in excess of 2.5% of the consolidated revenues or Consolidated Total Assets, as applicable, of the Borrower for such year; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal year of the Borrower most recently ended revenues or Consolidated Total Assets in excess of 10% of the consolidated revenues or Consolidated Total Assets, as applicable, of the Borrower and the Restricted Subsidiaries for such year, the Borrower shall designate one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 10% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Material Subsidiary hereunder; provided, further, that the Borrower may redesignate Material Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with the foregoing.

“Maximum Rate” has the meaning assigned to such term in Section 9.16. “MFN Adjustment” has the meaning assigned to such term in Section 2.20(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of
ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries in connection with such event (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness secured on a pari passu or senior basis with the Loans (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower or the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“NFIP” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP or as a result of change in law or regulation, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) charges relating to the remeasurement of the Cogent Earnout Obligation, (e) the non-cash impact of acquisition method accounting, (f) depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs), and (g) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c). “Non-Recourse Debt” means Indebtedness as to which: (a) neither Borrower nor any of its Restricted Subsidiaries (i) provides credit support in the form of any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable as a guarantor, surety, debtor, obligor or otherwise (other than where recourse is limited to the pledge of Equity Interests of an Unrestricted Subsidiary), or (iii) constitutes the lender; and (b) no default or event of default with respect to which would permit (whether upon notice, lapse of time, satisfaction of any other condition or otherwise), any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default or event of default on such other Indebtedness or cause the payment of any such Indebtedness to be accelerated or payable prior to its stated final maturity.

“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, Net Proceeds of any transaction or event or of Excess Cash Flow, (a) that was not required to be applied to prepay the Loans pursuant to Section 2.11(c) or (d), and (b) with reference to the Available Amount or the Available Equity Amount, as applicable, that was not previously applied pursuant to Section 6.04(m), Section 6.07(a)(vii), or Section 6.07(b)(iv).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation (or equivalent thereof) and bylaws or other organizational or governing documents of such Person.

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means any and all present or future recording, filing, stamp, court, documentary, intangible, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than a connection arising from such Recipient having executed, delivered or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced any Loan or Loan Document) (other than an assignment made pursuant to Section 2.09).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of all or substantially all of the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), and (c) the Borrower shall comply with Section 5.11 with respect to each such Person.

“Permitted Encumbrances” means:

(a)Liens for Taxes that are not overdue for a period of more than sixty (60) days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than sixty
(60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(d)Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e)easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar non-monetary encumbrances and minor title defects affecting real property that, in each case, in the aggregate, do not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(f)Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)Liens on goods the purchase prices of which are financed by documentary letters of credit issued for the account of the Borrower or any of the Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and

(h)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of the Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Holders” means Robert F. Greenhill and Scott L. Bok (or any Immediate Family Member who is a successor-in-interest to such Permitted Holder).

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)dollars, euro or such other currencies held by it from time to time in the ordinary course of business;

(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than twelve (12) months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least
$250,000,000 (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than twelve (12) months from the date of acquisition thereof;

(d)commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than twelve (12) months from the date of acquisition thereof;

(e)repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)securities with average maturities of twelve (12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(j)investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(i), Section 6.01(a)(vii), Section 6.01(a)(xviii), or Section 6.01(a)(xxiii), (i) the terms and conditions (including, if applicable, as to collateral but excluding (except as provided in the preceding clauses (d) and (e)) as to subordination, interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable exclusively to periods commencing after the Latest Maturity Date at the time such Indebtedness is incurred); provided that (i) a certificate of a Responsible Officer delivered to the Administrative Agent (for distribution to the Lenders) at least five Business Days prior to such modification, refinancing, refunding, renewal or extension (or such shorter period agreed to by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions are not, taken as a whole, materially less favorable shall satisfy the requirements in this clause (i), and (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Restricted Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a)any non-ordinary course sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any insurance settlement of, or payment in respect of, any loss of property or assets of the Borrower or its Restricted Subsidiaries or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of any property or asset of the Borrower or any of the Restricted Subsidiaries permitted by Section 6.05(a) or Section 6.05(k) other than dispositions or event resulting in aggregate Net Proceeds not exceeding (A)
$500,000 in the case of any single transaction or series of related transactions and (B) $1,500,000 for all such transactions during any fiscal year of the Borrower; or

(b)the incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, showing Pro Forma Compliance or giving Pro Forma Effect thereto, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division or business unit of the Borrower, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired
EBITDA.”

“Pro Forma Financial Statements” has the meaning assigned to such term in Section
3.04(c).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refunded Swing Line Loans” has the meaning assigned to such term in Section
2.24(b)(iv).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Subsidiary” a Subsidiary of Borrower that is or becomes a registered broker-dealer under the Exchange Act (or any comparable foreign equivalent thereof) after the Amendment No. 1 Effective Date.

“Regulatory Capital” means the minimum net capital requirements to which a Regulated Subsidiary is subject as defined in Rule 15c3-1 of the Exchange Act with respect to any Regulated Subsidiary or any similar or comparable capital requirement the minimum amount(s) of which is subject to foreign regulation with respect to any Regulated Subsidiary that is a Foreign Subsidiary.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, members, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, emptying, pumping, escaping, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, indoor air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture. “Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Repayment” has the meaning assigned to such term in Section 6.07(b).

“Repricing Premium” means, in connection with a Repricing Transaction, a premium (expressed as a percentage of the principal amount of such Loans to be prepaid) equal to the amount set forth below:

(a)on or prior to the first anniversary of the Amendment No. 1 Effective Date, 1.0%
and

(b)thereafter, 0%.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by any Loan Party of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Term Loans into a new Class of replacement term loans under this Agreement) having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for, or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans including, without limitation, as may be effected through any amendment to this Agreement (and including any mandatory assignment in connection therewith) relating to the interest rate for, or weighted average yield of, the Term Loans, provided, that it shall not constitute a Repricing Transaction if the applicable replacement Indebtedness or amendment is incurred or effected in connection with (A) a Change in Control, or (B) a Transformative Acquisition.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Latest Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date or, in the case of any such Indebtedness that is unsecured or is secured on a junior lien basis to the Term Facility, at least 91 days following the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date (it being understood that the Borrower and Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party (unless such Person shall substantially concurrently becomes a Loan Party hereunder pursuant to Section 5.11), (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations (unless such assets shall substantially concurrently become a part of the Collateral), (ii) is subject to an intercreditor agreement or subordination agreement reasonably satisfactory to the Lead Arranger and the Administrative Agent, and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Borrower), (e) the covenants, events of default and guarantees of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not more restrictive to the Borrower and its Restricted Subsidiaries than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at such time) (it being understood that, to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant and related equity cure are either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period agreed to by the Administrative Agent) prior to such incurrence, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions are, taken as a whole, not more restrictive to the Borrower and its Restricted Subsidiaries shall satisfy the requirements in this clause (e) and (f) if such Indebtedness is in the form of loans secured on a pari passu basis with the Secured Obligations by the Collateral, the MFN Adjustment shall apply.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04, (a) the total Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall, in each case described in clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Lenders having more than 50% of (a) the Revolving Commitments or (b) after the termination or expiration of the Revolving Commitments, the Revolving Exposure; provided that the Revolving Commitment and the Revolving Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date” has the meaning assigned to such term in Section 8.06. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, or other similar officer, a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to clause (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Junior Financing” has the meaning assigned to such term in Section 6.07(b). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted
Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase (including through tender offers, open market purchases or otherwise), redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Incremental Revolving Commitment Increase. The amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $20,000,000.

“Revolving Credit Facility” means the Revolving Commitments and the Revolving Loans made hereunder.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its LC Exposure and its participations in the Swing Line Loans or, in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders).

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means (x) a Loan made pursuant to clause (b) of Section 2.01, (y) a Swing Line Loan made pursuant to Section 2.23 and (z) each Other Revolving Loan and each revolving loan made pursuant to an Incremental Revolving Commitment Increase, as the context requires.

“Revolving Maturity Date” means October 12, 2020 (or, with respect to any Revolving Lender that has extended its Revolving Commitment, the extended maturity date, set forth in any applicable amendment agreement).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions broadly restricting or prohibiting dealings in, with or involving such country or territory (as of the date hereof, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person (a) identified on a Sanctions List; (b) organized, domiciled or resident in, or the government or any agency or instrumentality of the government of, any Sanctioned Jurisdiction; (c) owned or controlled by, or acting for or on behalf of, directly or indirectly, any Person described in the foregoing clause (a) or (b); or (d) otherwise the subject or target of Sanctions.

“Sanctions” means any economic or financial sanctions administered, imposed or enforced by (a) the United States (including OFAC and the U.S. Department of State), (b) the United

Nations Security Council, (c) the European Union or any member state thereof, (d) the United Kingdom (including Her Majesty’s Treasury) or (e) any other relevant national or supra-national governmental authority.

“Sanctions List” means any list of designated individuals or entities that are the subject of Sanctions, including, without limitation, (a) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (b) the Consolidated United Nations Security Council Sanctions List, (c) the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions maintained by the European Union and (d) the Consolidated List of Financial Sanctions Targets in the United Kingdom maintained by Her Majesty’s Treasury of the United Kingdom.

~~“Screen Rate” has the meaning assigned such term in the definition of “LIBO Rate."~~

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning assigned to such term in the Collateral Agreement; provided that Secured Obligations shall not, for purposes of this Agreement or any other Loan Document, include any Excluded Swap Obligations.
“Secured Party” has the meaning assigned to such term in the Collateral Agreement. “Security Documents” means the Collateral Agreement, the Perfection Certificate, each
Mortgage and each other security agreement or pledge agreement executed and delivered pursuant to the
Collateral and Guarantee Requirement, Section 5.11, 5.12 or 5.14 to secure any of the Secured Obligations.

“Senior Secured Net Leverage Ratio” means on any date, the ratio of (a) Consolidated Senior Secured Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such
Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of~~ which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to ~~Regulation D of the Board of Governors. Eurodollar Loans shall be deemed to be subject to such~~ reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the ~~effective date of any change in any reserve percentage.~~

“Subject Transaction” means the incurrence of any Indebtedness (including Incremental Facilities, but excluding borrowings of Revolving Loans) or Liens, or the making of any Permitted Acquisitions, Investments, Restricted Payments, prepayments of Junior Financing or voluntary prepayments, purchases or redemptions of Junior Financing or asset sales.

“Subordinated Indebtedness” means (x) Indebtedness that is subordinated in right of payment to the Loan Document Obligations and (y) any Permitted Refinancing in respect of any of the foregoing.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the voting equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Subsidiary that is a party to the Guarantee
Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means Goldman Sachs in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to the Borrower pursuant to Section 2.24.

“Swing Line Sublimit” means an amount equal to $5,000,000. The Swing Line Sublimit is part of and not in addition to the aggregate Revolving Commitments.
“Syndication Agent” means Goldman Sachs in its capacity as syndication agent. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means the tender offer of common stock of the Borrower announced on September 25, 2017, as any such offer may be amended from time to time.

“Term Commitment” means (x) with respect to each Lender that is a Lender on the Effective Date, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder and (y) with respect to each Lender that is a Lender on the Amendment No. 1 Effective Date, the commitment, if any, of such Lender to make a Term Loan hereunder on the Amendment No. 1 Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, in each case as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be. The initial aggregate amount of the Lenders’ Term Commitments on the Effective Date is $350,000,000. The initial aggregate amount of the Lenders’ Term Commitments on the Amendment No. 1 Effective Date is $375,000,000.

“Term Facility” means the Term Loans and any other Incremental Term Loans or any refinancing thereof.
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan. “Term Loan Standstill Period” has the meaning assigned to such term in Section 7.01(d). “Term Loans” means (x) the loans made pursuant to Section 2.01(a), (y) Other Term
Loans and (z) term loans made pursuant to an Incremental Term Increase, as the context requires.

“Term Maturity Date” means (i) April 12, 2024 and (ii) with respect to Other Term Loans or term loans made pursuant to an Incremental Term Increase, the maturity date thereof set forth in the applicable Refinancing Amendment or Incremental Facility Amendment, as applicable (or, in each case, with respect to any Term Lender that has extended the maturity date of its Term Loans pursuant to Section 2.21, the extended maturity date set forth in the Extension Notice delivered by the Borrower and such Term Lender to the Administrative Agent pursuant to Section 2.21).

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

ABR Loans:

0.11448%

SOFR Loans:

Interest Period	Percentage
One month	0.11448%

Three months	0.26161%
Six months	0.42826%
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on

SOFR.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements have been delivered pursuant to Section 5.01(a) or (b); provided that for any date of determination before the delivery of the first financial statements pursuant to Section 5.01(a) or (b), the Test Period shall be the period of four consecutive fiscal quarters of the Borrower then last ended as of such time.

“Total Net Leverage Ratio” means on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Transaction Costs” means the payment of all fees, closing payments, premiums, expenses and other transaction costs incurred in connection with the Transactions, including to fund any original issue discount or upfront fees.

“Transactions” means the Effective Date Transactions and the Amendment No. 1 Effective Date Transactions.

“Transformative Acquisition” means any acquisition of the Borrower or any Restricted Subsidiary of a target, which at the time of the consummation of such acquisition, is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition.“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR or the Alternate Base Rate.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unadjusted    Benchmark    Replacement”    means    the    applicable    Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2017 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal quarter ended on that date.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~SOFR Loan” or “ABR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”, “Term Borrowing” or “ABR Borrowing”) or by Type (e.g., a “~~Eurodollar~~SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~SOFR Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and

“including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Effective Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Effective Date, that would be treated as an operating lease for purposes of GAAP as of the Effective Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the Effective Date.

Section 1.05 Pro Forma Calculations. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, Consolidated EBITDA, the Total Net Leverage Ratio and Senior Secured Net Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to the Transactions and all Specified Transactions that have been consummated during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, and shall be calculated for the applicable period of measurement (which may be the most recently ended twelve (12) consecutive fiscal months) for which monthly, quarterly or fiscal year-end financial statements are available in respect thereof immediately preceding the date of such event.

Section 1.06    Certain Calculations and Tests.

(a)Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of (i) determining compliance with any provision of this Agreement which requires calculation of the Total Net Leverage Ratio or Senior Secured Net Leverage Ratio, (ii) determining compliance with any provision of this Agreement which requires that whether a Default or Event of Default has occurred, is continuing or would result from a Subject Transaction in connection with the consummation of a Limited Condition Acquisition; provided that, no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition, or (iii) testing availability under baskets set forth in this Agreement (including any baskets based on a percentage of Consolidated EBITDA) (including the incurrence of any Incremental Facility), in each case in connection with a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the irrevocable option of the Borrower, be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Subject Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Subsidiaries or the target of such Limited Condition Acquisition) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition (and any Subject Transaction in connection therewith) is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Subject Transactions (other than in respect of any Investment that is a Limited Condition Acquisition and that is financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt).
(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with Section 6.11 hereof, any Total Net Leverage Ratio test and Senior Secured Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence and shall be calculated for the most recent Test Period then ended, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 2.20, Section 6.01 or Section 6.02.

Section 1.07 Effectuation of Transactions. All references herein to the Borrower and their subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.09 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II THE CREDITS
Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a term loan denominated in dollars to the Borrower on the Effective Date and the Amendment No. 1 Effective Date, in each case, in an amount equal to such Lender’s Term Commitment and (b) subject to the terms and conditions set forth herein, each Revolving Lender agrees to make revolving loans to the Borrower denominated in dollars from time to time during the Revolving

Availability Period in an aggregate principal amount which will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the aggregate Revolving Exposure exceeding the aggregate Revolving Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02    Loans and Borrowings.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~SOFR Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date or the Amendment No. 1 Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a ~~Eurodollar~~SOFR Borrowing under Section 2.03, and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a ~~Eurodollar~~SOFR Borrowing that results from a continuation of an outstanding ~~Eurodollar~~SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven ~~Eurodollar~~SOFR Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount which is equal to the entire unused balance of the aggregate Revolving Commitments, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) or that is required to repay the Swing Line Loans as contemplated by Section 2.24(b)(iv).

Section 2.03 Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date which is one (1) Business Day prior to the requested Borrowing date of each ABR Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

(i)whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)the aggregate amount of such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing;

(v)in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing (i) requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement, or
(ii) requested to repay the Swing Line Loans as contemplated by Section 2.24(b)(iv), the Swing Line Lender; and

(vii)that as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved]. Section 2.05 Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon, among other things, the agreements of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit for the Borrower’s own account (or for the account of any Subsidiary of the Borrower so long as the Borrower and such Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least three Business Days before the requested date of issuance, amendment or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Applicable Percentage of the Letter of Credit Sublimit, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. No Issuing Bank shall be under any obligation to issue any Letter of Credit (i) if any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve, liquidity or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) if any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements reasonably satisfactory to such Issuing Bank with the Borrower or such Lender, including the delivery of cash collateral in accordance with Section 2.05(j) (including the amount of cash collateral to be delivered), to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and any other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure, (iii) that is a commercial Letter of Credit, without such Issuing Bank’s consent, or (iv) if the issuance of such Letter of Credit would violate one or more policies or procedures of such Issuing Bank.
(c)Notice. Each Issuing Bank agrees that it shall not (other than in accordance with Section 2.05(d)) permit any issuance, amendment or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section.

(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or such longer period as may be agreed by the applicable Issuing Bank) (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby the expiry date of such Letter of Credit shall be extended automatically for additional consecutive periods of one year or less so long as (x) such Issuing Bank has the option to prevent any such extension before the expiration of the then effective term and (y) neither such Issuing Bank nor the Borrower shall permit any such extension to extend such expiry date beyond the date set forth in clause (ii) above; provided, further, that the expiry date of such Letter of Credit may extend beyond the date set forth in clause (ii) above if such Letter of Credit is cash collateralized in an amount equal to 103.0% of the LC Exposure attributable to such Letter of Credit or is backstopped in each case pursuant to arrangements reasonably acceptable to the applicable Issuing Bank.

(e)Participations. By and immediately upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, irrevocably, and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, irrevocable, and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, for the account of such Issuing Bank, an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent, for the account of the applicable Issuing Bank, its Applicable Percentage of the payment then due from the Borrower, in dollars and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)Obligations    Absolute.    The    Borrower’s    obligation    to    reimburse    LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, exemplary, indirect, special, incidental, or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.
(h)Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent (who in turn shall notify the Borrower) by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving any such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.

(i)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC

Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank (except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment) and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(j)Cash Collateralization. If any Event of Default under paragraph (a), (b), (h) or
(i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount of cash in dollars equal to 105.0% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or any Issuing Bank, the Borrower shall deliver to the Administrative Agent cash collateral in an amount equal to 105.0% of the amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure or, if the maturity of the Loans has been accelerated (but subject to the consent of the Issuing Banks and the Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k)Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders reasonably acceptable to the Administrative Agent and the Borrower that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (a) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit or be deemed an Issuing Bank for any other purpose.

(m)Resignation of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon sixty (60) days’ prior written notice to Administrative Agent, Lenders and Borrower. At the time any such resignation shall become effective, Borrower shall (A) pay all unpaid fees and other amounts accrued for the account of the resigning Issuing Bank and (B) cash collateralize or replace any existing Letters of Credit or cause a bank or other financial institution acceptable to the resigning Issuing Bank to issue backstop letters of credit (naming the resigning Issuing Bank as the beneficiary thereof and otherwise in form and substance satisfactory to the resigning Issuing Bank) in respect of existing Letters of Credit, in each case on terms satisfactory to the resigning Issuing Bank. From and after the effective date of any such resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation of an Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(n)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the face amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(o)Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time of such issuance shall apply to each commercial Letter of Credit.

(p)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.06    Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and other than as expressly provided herein with respect to Defaulting Lenders no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

Section 2.07    Interest Elections.

(a)Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and

(iv)if the resulting Borrowing is to be a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08    Termination and Reduction of Commitments.

(a)Unless previously terminated, (i) the Term Commitments shall terminate at upon funding of the Term Loans, on the Effective Date or Amendment No. 1 Effective Date, as applicable, and
(ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 unless such amount represents all of the remaining Commitments of such Class, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments and (iii) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the aggregate Revolving Commitments, the such sublimit shall be automatically reduced by the amount of such excess.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09    Repayment of Loans; Evidence of Debt.

(a)The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraph (b) and the Register, the Register shall prevail.

(e)Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

Section 2.10    Amortization of Term Loans.

(a)Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last Business Day of each March, June, September and December (commencing on September 30, 2019) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans immediately after closing on the Amendment No. 1 Effective Date multiplied by (ii) 1.25%, with the remaining balance due on the 5-year anniversary of the Amendment No. 1 Effective Date (which, in each case, shall include at the Borrower’s election, such adjustments as are necessary in order to provide for the “fungibility” of any Incremental Term Increase); provided that the Borrower may elect, upon notice in writing to the Administrative Agent five Business Days prior to the scheduled repayment date, to make such payment one Business Day prior to the last Business day of such quarter; provided, further, that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(b)To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c)Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term

Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or Section 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment in direct order of maturity.

(d)Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11    Prepayment of Loans.

(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.11; provided that all prepayments under this Section 2.11(a) shall be accompanied by the Repricing Premium, if applicable.

(b)In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings and Swing Line Loans (and, to the extent that any such excess exists after all Revolving Borrowings (if any) and Swing Line Loans (if any) have been prepaid, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to the amount of such Net Proceeds; provided that, (i) in the case of any event described in clause (a) of the definition of the term “Prepayment Event” if the Borrower and the Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within twelve (12) months after receipt of such Net Proceeds in assets useful in the business of the Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such twelve (12) month period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested) and (ii) in the case of any event described in clause (a) of the definition of “Prepayment Event”, if at the time that any such prepayment would be required hereunder, the Borrower is required to offer to repurchase or prepay any other Indebtedness secured on a pari passu basis (or any Credit Agreement Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Secured Obligations) pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds (such Indebtedness (or Credit Agreement Refinancing Indebtedness in respect thereof)

required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(c) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(d)Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2018, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced by the aggregate amount of prepayments of Term Loans (and, to the extent the Revolving Commitments are permanently reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below (without duplication in successive periods) (solely to the extent such prepayments funded with the proceeds of Internally Generated Cash). Each prepayment pursuant to this paragraph shall be made on or before the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e)In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) no later than ten (10) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment, to decline all (but not part) of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section 2.11, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined may be retained by the Borrower. Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings and applied to scheduled amortization as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16; provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or ~~Eurodollar~~SOFR Loans; provided that if no

Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to this Section 2.11(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are ~~Eurodollar~~SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

(f)The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~SOFR Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied; provided further that, any notice of mandatory prepayment pursuant to Section 2.11(c) or (d) must be delivered not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. With respect to each Class of Term Loans, all accepted prepayments pursuant to Section 2.11(c) or (d) shall be applied against the remaining scheduled amortization payments in respect of the Term Loans in direct order of maturity. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.
(g)Notwithstanding any other provisions of Section 2.11(c) or (d), mandatory prepayments described in of Section 2.11(c) or (d) will not be required (and for the avoidance of doubt, the Borrower and its Restricted Subsidiaries shall not be required to increase the amount of mandatory prepayments required to be made to offset the application of such limitation and any reduction of mandatory prepayments as a result thereof) to the extent the Borrower reasonably determines (in consultation with the Administrative Agent) that any required repatriation of funds from the Borrower’s Foreign Subsidiaries in order to effect such prepayments would, in the good faith judgment of the Borrower, (x) have a material adverse tax or cost consequence for the Borrower, its Restricted Subsidiaries or its beneficial owners determined in good faith by the Borrower or (y) contravene or be delayed by applicable law (the “Excluded Amounts”); provided that the Borrower shall take commercially reasonable actions required by applicable law to permit the repatriation of relevant amounts on or prior to the date of calculation of such excess cash flow payment. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower and its Restricted Subsidiaries and arising as a result of compliance with the preceding sentence. The nonapplication of any such mandatory prepayment amounts as a result of the foregoing provisions will not constitute a default or an event of default and such amounts shall be available for working capital purposes of the Borrower and its Restricted Subsidiaries.

For purposes of the foregoing, Excess Cash Flow shall be allocated among Foreign Subsidiaries determined by the Borrower in consultation with the Administrative Agent and the Excluded Amounts shall be available for working capital or other purposes of the Borrower, the Foreign Subsidiary or any Restricted Subsidiary determined by the Borrower in consultation with the Administrative Agent.

Section 2.12    Fees.

(a)The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee of 0.50% per annum times the on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (for the avoidance of doubt, excluding Swing Line Loans).

(b)The Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~SOFR Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at a rate equal to 0.125% per annum (or such lower rate as agreed between the Borrower and the relevant Issuing Bank) on the face amount of the Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to Section 2.11(g).

Section 2.13    Interest.

(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each ~~Eurodollar~~SOFR Borrowing shall bear interest at ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, during an Event of Default as a result of any of the events set forth in Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i), if any principal of or interest on any Loan or any fee, closing payments or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Such interest shall be payable on demand.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted ~~LIBO Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) ~~Notwithstanding anything contained herein to the contrary, in the event that~~ Administrative Agent shall have determined (which determination shall be final and conclusive and ~~binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the Adjusted LIBO Rate,~~ and Administrative Agent shall have given notice of such determination to Borrower and each Lender (it being understood that Administrative Agent shall have no obligation to make such determination and/or to give such notice), then Administrative Agent and Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other amendments as may be necessary and appropriate to effect the provisions of this Section 2.13(f). Notwithstanding anything to the contrary, ~~such amendment shall become effective without any further action or consent of any other party to the~~ Loan Documents so long as the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance

~~with this paragraph (but only to the extent the Adjusted LIBO Rate for the applicable interest period is not available or published at such time on a current basis), (x) no Loans may be made as, or converted to, Eurodollar Loans, and (y) any funding notice or conversion/continuation notice given by Borrower with respect to Eurodollar Loans shall be deemed to be rescinded by Borrower.~~

(g)Reserved].

(h)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, other than in consultation with the Borrower in accordance with the definition of “Conforming Changes”. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a ~~Eurodollar~~SOFR Borrowing (in each case with respect to the Loans impacted by clause (a) or clause (b) below, “Impacted Loans”):

(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for such Interest Period;

(b)the Administrative Agent is advised by the Required Lenders that ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c)the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~SOFR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a ~~Eurodollar~~SOFR Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(d)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this Section 2.14 and/or is advised by the Required Lenders of their determination in accordance with clause (b) of this Section 2.14 and the Borrower shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “~~LIBO Rate~~Term SOFR” or “Adjusted Term SOFR” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14.

Section 2.15    Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~; or

(ii)subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit commitments or Letters of Credit issued by it, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or ~~the London interbank~~ market for secured overnight funding any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~SOFR Loans made by such Lender or any Letter of Credit or participation therein;and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing, amending or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue or amend any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.

(b)If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s liquidity or capital or on the liquidity or capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered; provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(b) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements governing indebtedness of similarly situated borrowers.

Section 2.16    Break Funding Payments.

In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each ~~Eurodollar~~SOFR Loan made by it at ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for such Loan by a matching deposit or other borrowing in the applicable ~~interbank eurodollar~~secured overnight funding market for a comparable amount and for a comparable period, whether or not such ~~Eurodollar~~SOFR Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

Section 2.17    Taxes.

(a)Except as required by applicable Requirements of Law, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions and withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if such Taxes are Indemnified Taxes, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings for Indemnified Taxes have been made (including deductions and withholdings applicable to additional amounts payable under this Section 2.17) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)Without limiting the provisions of paragraph (a) above and without duplication of any amounts payable pursuant to this Section 2.17, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law, or at the request of the Administrative Agent, timely reimburse it for the payment of any such Other Taxes.

(c)Without duplication of any additional amounts paid under Section 2.17(a) or (b), the Borrower shall indemnify the Administrative Agent and each Lender within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by the Administrative Agent or such Lender as the case may be, imposed or asserted on or with respect to any payment by or on account of any obligation of any Loan Party under, or otherwise with respect to, any Loan Document or activities related thereto (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the amount of such payment or liability delivered to the Borrower by a Lender with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(i), (f)(ii)(A), (f)(ii)(B), (f)(ii)(C), (f)(ii)(D) and (f)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial portion of such Lender.

Without limiting the generality of the foregoing:

(i)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such other documentation as required under the Code,

(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of the applicable form provided in Exhibit H (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D)to the extent a Foreign Lender is not the beneficial owner, two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, the applicable United States Tax Compliance Certificate, Form W-9, Internal Revenue Service Form W-8IMY (or other successor forms) or any other required information from each beneficial owner (provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such partner(s)), or

(E)any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)Each Lender or Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. For the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)Any successor or supplemental Administrative Agent that is not a United States person under Section 7701(a)(30) of the Code, shall deliver to the Borrower two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any U.S. federal withholding Taxes.

Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(g)If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or such Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person.

(h)The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i)For purposes of this Section 2.17, the term “Lender” shall include any Issuing
Bank.

Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, closing payments or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff.    Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a ~~Eurodollar~~SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in dollars, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.19    Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),
(C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20    Incremental Credit Extensions.

(a)At any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to each of the Lenders) request (i) one or more additional tranches of term loans (an “Incremental Term Facility”) and/or increase the principal amount of the Term Loans by requesting new term loan commitments to be added to such Loans (an “Incremental Term Increase”, and together with any Incremental Term Facility, the “Incremental Term Loans”) or (ii) one or more increases in the amount of the Revolving Commitments of any tranche (each such increase, an “Incremental Revolving Commitment Increase”, together with the Incremental Term Loans the “Incremental Facilities”); provided that, (i) conditions to entering into or the making of Incremental Term Loan or Incremental Revolving Commitment Increase, including as to the timing of any such condition (as between being made upon execution of an Incremental Facility Amendment (as defined below) or upon the making of any loans thereunder) shall be as agreed to between the Borrower and the relevant Additional Lenders (including the scope of any representations and warranties to be made) and (ii) after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan or Incremental Revolving Commitment Increase is made or effected, no Default or Event of Default shall have occurred and be continuing (provided that, solely with respect to any Incremental Facilities incurred in connection with a Limited Condition Acquisition, no Default or Event of Default shall exist at the time of execution of the definitive documentation for such Limited Condition Acquisition). Notwithstanding anything to contrary herein, the aggregate principal amount of the Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each Incremental Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof (unless the Borrower and the Administrative Agent otherwise agree); provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(b)The Incremental Term Loans (i) shall rank equal or subordinate in right of payment with the Term Loans, shall be unsecured or, if secured, secured only by the Collateral securing the Secured Obligations on a pari passu or a junior basis and shall only be guaranteed by the Loan Parties (or a subset thereof); provided, that such Incremental Term Loans may be secured by assets other than the Collateral or guaranteed by a Subsidiary other than the Guarantors, so long as such assets are contemporaneously included as Collateral and such Subsidiary contemporaneously becomes a Guarantor or a Domestic Regulated Subsidiary, (ii) shall not mature earlier than the Latest Maturity Date or, in the case of any such Indebtedness that is unsecured or is secured on a junior lien basis to the Term Facility, at least 91 days following the Latest Maturity Date, (iii) shall not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (without giving effect to any prepayments), (iv) shall have an amortization schedule (subject to clauses (ii) and (iii)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans; provided that in the event that the All-In Yield for any Incremental Term Loans incurred after the Effective Date that are pari passu in right of payment and with respect to security with the Term Loans incurred on the Effective Date is greater than the All-In Yield for the Term Loans by more than 0.50% per annum, then the All-In Yield for the Term Loans shall be increased to the extent necessary so that the All-In Yield for the Term Loans are equal to the All-In Yield for the Incremental Term Loans minus 0.50% per annum (provided that the “~~LIBOR floor~~Floor” or the “ABR Floor” applicable to the outstanding Term Loans shall be increased to an amount not to exceed the “~~LIBOR floor~~Floor” or “ABR Floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such Term Loans then outstanding) (“MFN Adjustment”),
(v) to the extent applicable, the Administrative Agent, acting on behalf of the holders of such
Indebtedness shall be or shall have become party to an intercreditor or subordination agreement reasonably satisfactory to the Administrative Agent, (vi) all terms and documentation with respect to any Incremental Facility shall be no more restrictive than the terms applicable to the existing Term Facility, as applicable unless such terms are (1) applicable after the Term Maturity Date of the then existing Term Facility or (2) offered to the existing Lenders for inclusion in the Loan Documents (but excluding any terms applicable after the Latest Maturity Date of the then existing Term Facility). In the case of an Incremental Term Loan that is pari passu in right of payment and right of security with the existing Term Loans, such Incremental Term Loans may provide for the ability to participate on a pro rata basis, or on less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Facility Amendment.

(c)The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Loans being increased. The Incremental

Term Increase shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Term Loans being increased. Any Incremental Revolving Commitment Increase and any Incremental Term Increase shall be on the same terms and subject to the same documentation as the Class of Revolving Loans or Class of Term Loans, as applicable, being increased.

(d)Any Incremental Revolving Commitment Increase shall be documented solely as an increase to the Commitments with respect to the Revolving Credit Facility and shall have terms and conditions identical to those of the Revolving Credit Facility.

(e)Each notice from the Borrower pursuant to this Section shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitment Increases.

(f)Commitments in respect of Incremental Term Loans and Incremental Revolving Commitment Increases pursuant to this Agreement shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Facilities or, unless it agrees, be obligated to provide any Incremental Facilities) or by any Additional Lender. Incremental Term Loans and loans under Incremental Revolving Commitment Increases pursuant to this Agreement shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders), including, without limitation, any amendments and/or supplements to the documents delivered to satisfy the Collateral and Guarantee Requirement (including, without limitation, amendments to the Mortgages). The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitment Increases for any purpose not prohibited by this Agreement.

(g)This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.21    Refinancing Amendments; Maturity Extension.

(a)At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b)

will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of
$1,000,000 in excess thereof (unless such amount represents the total outstanding amount of the Refinanced Debt). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, including, without limitation, any amendments and/or supplements to the documents delivered to satisfy the Collateral and Guarantee Requirement (including, without limitation, amendments to the Mortgages); provided that, for the avoidance of doubt, no such Refinancing Amendment shall amend, modify or otherwise affect the rights or duties of any Issuing Bank without the prior written consent of such Issuing Bank. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(b)At any time after the Effective Date, the Borrower and any Lender may agree, by notice to the Administrative Agent (such notice, an “Extension Notice”), to extend the maturity date of such Lender’s Revolving Commitment and/or Term Loans to the extended maturity date stated in such Extension Notice.

(c)This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.22    Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, the definition of “Required Revolving Lenders” and Section 9.02.

(ii)Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank or Swing Line Lender hereunder; third, to cash collateralize the Defaulting Lender Fronting Exposure of each Issuing Bank; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, Swing Line Lender or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Swing Line Lender or such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any relevant Loans, Swing Line Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the Loans and Swing Line Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive letter of credit fees as provided in Section 2.12(b).

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05 or Swing Line Loans and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that non-Defaulting Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b)Cash Collateral. If the reallocation described in Section 2.22(a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, cash collateralize the Issuing Banks’ Defaulting Lender Fronting Exposure in accordance with the procedures set forth in Section 2.05.

(c)Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, or to determine or charge interest rates based upon ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue ~~Eurodollar~~SOFR Loans or to convert ABR Loans to ~~Eurodollar~~SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar~~SOFR Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~SOFR Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the~~

Adjusted ~~LIBO Rate~~Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.24    Swing Line Loans

(a)Swing Line Loans Commitments. During the Revolving Availability Period, subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall the Revolving Exposures exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.24 may be repaid and reborrowed during the Revolving Availability Period. The Swing Line Lender’s Commitment to make Swing Line Loans shall expire on the Revolving Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date.

(b)Borrowing Mechanics for Swing Line Loans.

(i)Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)To request the making of a Swing Line Loan hereunder, the Borrower shall notify the Swing Line Lender of such request in writing by delivery (which may be by facsimile) of a Borrower Notice signed by the Borrower not later than 1:00 p.m. (New York City time) on the date of the proposed Borrowing.

(iii)The Swing Line Lender shall make the amount of its Swing Line Loan available to the Borrower not later than 2:00 p.m. (New York City time) on the date specified in the relevant Borrower Notice by wire transfer of same day funds to be credited to the account of the Borrower at the principal office designated by the Administrative Agent or such other account as may be designated in writing to the Swing Line Lender by the Borrower.

(iv)The Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower) at least one Business Day in advance of the proposed Borrowing, a notice (which shall be deemed to be a Borrower Notice given by the Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are ABR Loans to the Borrower on the date of such Borrowing in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (A) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (B) if the Swing Line Lender is a Revolving Lender, on the day such Revolving Loans are made, the Swing Line Lender’s pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Borrower. The Borrower hereby authorizes the Swing Line Lender to charge the Borrower’s accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy or insolvency, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders.

(v)If for any reason Revolving Loans are not made pursuant to Section 2.24(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its pro rata share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Days’ notice from the Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the principal office of the Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the Alternate Base Rate, as applicable. A certificate of the Swing Line Lender submitted to any Lender with respect to amounts owing under this Section 2.24(b)(v) shall be conclusive absent manifest error. No funding of risk participations hereunder shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest, as provided for in this Agreement.

(vi)Notwithstanding anything contained herein to the contrary, (A) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.24(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.24(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (w) the occurrence or continuation of a Default or Event of Default; (x) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (y) any breach of this Agreement or any other Loan Document by any party thereto; or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender to make Revolving Loans hereunder (but not to purchase and fund risk participations in Swing Line Loans pursuant Section 2.24(b)(iii) above) are subject to the condition that the Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 4.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (B) the Swing Line Lender shall not be obligated to make any Swing Line Loans (x) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (y) at a time when any Lender is a Defaulting Lender unless the participations therein have been reallocated in the manner specified in Section 2.22(a)(iv) above or, if not so reallocated, the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s pro rata share of the outstanding Swing Line Loans.

(c)Resignation and Removal of Swing Line Lender. So long as a replacement Swing Line Lender reasonably acceptable to the Borrower has been identified and has agreed to assume the responsibilities of the Swing Line Lender, the Swing Line Lender may resign as the Swing Line Lender upon thirty (30) days prior written notice to the Administrative Agent, the Lenders and the Borrower. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender (provided that no consent of the replaced Swing Line Lender will be required if the replaced Swing Line Lender is a Defaulting Lender or has no Swing Line Loans outstanding or such Swing Line Loans will be prepaid on the effective date of such removal) and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, the Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender. From and after the effective date of any such replacement or resignation,
(A) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (B) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

Section 2.25    Benchmark Replacement Setting.

(a)Notwithstanding anything to the contrary herein or in any other LoanDocument:

(1)if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis; and

(2)no Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.25.

(b)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, other than in consultation with the Borrower in accordance with the definition of “Conforming Changes”.

(c)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.25(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.25.

(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (a)(1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

ARTICLE III REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders and the Issuing Banks as of the Effective Date (and after giving effect to the Transactions) and, to the extent required pursuant to Section
4.02 hereof, as of the date of each other borrowing permitted hereunder and as of the date of each request for the issuance, amendment to increase the face amount, or extension of the expiry date of any Letter of Credit, that:

Section 3.01 Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Financing Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Financing Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action. This Agreement has been duly executed and delivered by the Borrower and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will be duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03    Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (b) the Organizational Documents of, or (c) any Requirements of Law applicable to, the Borrower or any Restricted Subsidiary, ii) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder or iii) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.04    Financial Condition; No Material Adverse Effect.

(a)The audited financial statements referenced in Sections 4.01(h) and 5.01(a) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and their results of operations on a consolidated basis for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)The unaudited consolidated balance sheet of the Borrower and its Subsidiaries referenced in Sections 4.01(h) and 5.01(b) and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)The Borrower has heretofore furnished to the Lead Arranger the unaudited pro forma condensed balance sheet as of June 30, 2017 of the Borrower and its Subsidiaries and the unaudited pro forma condensed statements of income for the year ended December 31, 2016 and the six months ended June 30, 2017 of the Borrower and its Subsidiaries included in the Schedule TO (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Effective Date Transactions as if such transactions had occurred on such date or at the beginning of such period, as the case may be. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries, and its estimated results of operations for the periods covered thereby, assuming that the Effective Date Transactions had actually occurred at such date or at the beginning of such period.

(d)Since the Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05    Properties.

(a)Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including all the Mortgaged Properties), free and clear of all Liens except for Liens permitted by Section 6.02.

(b)Each of the Borrower and the Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business, if any, and the use thereof by the Borrower and the Restricted Subsidiaries does not infringe upon the Intellectual Property rights of any other Person, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06    Litigation and Environmental Matters.

(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any

Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

Section 3.07    Compliance with Laws and Agreements. Each of the Borrower and the Restricted Subsidiaries is in material compliance with (a) its Organizational Documents, iv) all Requirements of Law applicable to it or its property and v) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section 3.07, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, however, that where such compliance relates to any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions, each of the Borrower and the Restricted Subsidiaries is in compliance in all respects.

Section 3.08 Investment Company Status. Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended from time to time.

Section 3.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings, provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefore in accordance with GAAP.

There is no proposed Tax assessment, deficiency or other claim against the Borrower or any Restricted Subsidiary except (i) those being actively contested by a Loan Party or such Subsidiary in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10    ERISA.

(a)Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur,
(ii) neither the Borrower, any Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither the Borrower, any Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan and (iv) neither the Borrower, any

Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Foreign Plan has been maintained, funded and administered in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan.

Section 3.11    Disclosure.

(a)None of the other reports, financial statements, certificates or other written information (including the Information Memorandum) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

(b)As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.12 Subsidiaries. As of the Amendment No. 1 Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of each of the Borrower’s subsidiaries.

Section 3.13 Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own, license, or possess the right to use all Intellectual Property that is reasonably necessary for the operation of its business as currently conducted, and without conflict with the Intellectual Property of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Solvency. On the Effective Date and the Amendment No. 1 Effective Date, immediately after giving effect to the consummation of the Transactions, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries, on a consolidated basis, (b) the capital of the Borrower and its Subsidiaries, on consolidated basis, is not unreasonably small in relation to their business as contemplated on the Effective Date, (c) the Borrower and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (d) the Borrower and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable law relating to fraudulent transfer and conveyance. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.15 Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any other Subordinated Indebtedness.

Section 3.16 Federal Reserve Regulations. Neither the Borrower nor any other Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulation U or X of the Board of Governors.

Section 3.17 Use of Proceeds. The Borrower will use the proceeds of (i) the Term Loans made on the Effective Date to finance the Effective Date Refinancing, to repurchase common stock of the Borrower in an aggregate amount not to exceed $285,000,000, to pay applicable Transaction Costs and for general corporate purposes, (ii) the proceeds of the Revolving Loans made after the Effective Date to finance the working capital needs of the Borrower and the Restricted Subsidiaries and for general corporate purposes of the Borrower and the Restricted Subsidiaries (including for capital expenditures, acquisitions, the payment of transaction fees, closing payments and expenses, other Investments, Restricted Payments and any other purpose not prohibited by the Loan Documents), (iii) any Letters of Credit issued after the Effective Date to finance the working capital needs of the Borrower and the Restricted Subsidiaries and for general corporate purposes of the Borrower and the Restricted Subsidiaries and (iv) the Term Loans made on the Amendment No. 1 Effective Date to finance the Amendment No. 1 Effective Date Refinancing, to repurchase common stock of the Borrower, to pay applicable Transaction Costs and for general corporate purposes.

Section 3.18 Labor Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no strikes or other labor disputes against any of the Borrower or any Restricted Subsidiaries pending or, to the knowledge of the Borrower or the Restricted Subsidiaries, overtly threatened in writing.

Section 3.19 Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to Administrative Agent of any pledged Collateral required to be delivered pursuant to the applicable Security Documents), are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable Lien to the extent a Lien thereon may be created under the UCC or otherwise under U.S. law and a first priority Lien (subject to Liens permitted by Section 6.02) on all right, title and interest of the respective Loan Parties and Domestic Regulated Subsidiaries in the Collateral described therein.

Section 3.20 Sanctions. None of the Borrower or any of the Subsidiaries or any of their respective officers, directors or, to the knowledge of the Borrower, employees or Affiliates: (i) is a

Sanctioned Person; (ii) is currently engaging or has within the past five (5) years engaged, directly or indirectly, in any dealings or transactions with, involving or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions; or (iii) is or has in the past five (5) years been subject to any legal action, proceeding, litigation, claim or investigation by a Governmental Authority with regard to any actual or alleged violation of Sanctions. The Borrower will not, directly or indirectly, use any part of the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds or Letter of Credit to any Person, (A) to fund or finance any business or activities of, with, in or involving any Sanctioned Person or any Sanctioned Jurisdiction or (B) in any other manner that would constitute or give rise to a violation of Sanctions by any Person, including any Lender.

Section 3.21 Anti-Corruption Laws; Anti-Money Laundering Laws. None of the Borrower or any of the Subsidiaries or any of their respective officers, directors or, to the knowledge of the Borrower, employees or Affiliates (i) has taken any action, directly or indirectly, that would constitute or give rise to a violation of the applicable Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) is or has in the past five (5) years been subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of the Anti-Corruption Laws or Anti-Money Laundering Laws. The Borrower will not, directly or indirectly, use any part of the proceeds of the Loans or any Letter of Credit (A) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage or (B) in any manner that would constitute or give rise to a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 3.22 No Other Liabilities. None of the Borrower and the Restricted Subsidiaries have any material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the most recent financial statements filed by the Borrower with the SEC, other than liabilities and contingent liabilities permitted to be incurred under this Agreement or, solely to the extent this Section 3.22 representation is being made after the Effective Date, that would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV CONDITIONS
Section 4.01 Effective Date. The obligations of each of the Lenders to make its Loans and of each Issuing Bank to issue Letters of Credit hereunder on the Effective Date is subject only to prior or concurrent satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (a) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Sullivan & Cromwell LLP, New York counsel for the Loan Parties, and (ii) each local counsel listed on Schedule

4.01(b), in each case, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(c)The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section 4.01.

(d)The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e)The Administrative Agent shall have received all fees, closing payments and other amounts previously agreed in writing by the Lead Arranger, certain of their respective Affiliates and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f)The Collateral and Guarantee Requirement (other than in accordance with Section 5.14) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby; provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties and Domestic Regulated Subsidiaries, as applicable, (b) creation of and perfection of security interests in the certificated Equity Interests of the Domestic Subsidiaries of the Borrower that are Wholly Owned Subsidiaries and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in the assets of the Loan Parties and Domestic Regulated Subsidiaries that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or, in each case, such later date as the Administrative Agent may reasonably agree in accordance with Section 5.14).

(g)Certificates of insurance reasonably acceptable to the Administrative Agent shall be delivered to the Administrative Agent evidencing the existence of insurance to be maintained by the Borrower and the Subsidiaries pursuant to Section 5.07 and, if applicable, the Administrative Agent shall have received endorsements designating the Administrative Agent as an additional insured and loss payee or mortgagee (if applicable) as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts to deliver such endorsements, such endorsements have not been delivered as of the

Effective Date, such endorsements shall be delivered as promptly as practicable after the Effective Date in accordance with Section 5.14).

(h)The Administrative Agent shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

(i)Substantially simultaneously with the initial Borrowing under the Term Facility, the Effective Date Refinancing shall be consummated.

(j)The Administrative Agent shall have received a certificate substantially in the form attached hereto as Exhibit F from the chief financial officer or similar officer of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Effective Date Transactions.

(k)The Administrative Agent shall have received, at least five (5) Business Days prior to the Effective Date, all documentation and other information with respect to the Borrower and the Subsidiaries as shall have been reasonably requested in writing at least ten (10) calendar days prior to the Effective Date by the Administrative Agent as it shall have reasonably determined is required under applicable “know your customer” and Anti-Money Laundering Laws, including without limitation the USA PATRIOT Act.

(l)The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions referred to in Section 4.02(a) and Section 4.02(b).

(m)Since December 31, 2016, there shall not have been any Material Adverse
Effect.

(n)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as the case may be; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(o)As of the Effective Date, no Default or Event of Default shall have occurred and be continuing.

(p)The chief executive officer and founder of the Borrower shall have entered into subscription agreements to make cash common equity investments in the Borrower in an amount not less than $20,000,000 (the “Equity Investment”).

Without limiting the generality of the provisions of Section 8.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.02 Credit Extensions. After the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend to increase the face amount of or extend any Letter of Credit is subject to receipt of the request therefor in accordance herewith and to the prior or concurrent satisfaction (or due waiver in accordance with Section 9.02) of each of the following conditions:

(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as the case may be; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.

(c)The Administrative Agent and, if applicable, the relevant Issuing Bank or the Swing Line Lender, shall have received a Borrowing Request or notice requesting the issuance of a Letter of Credit (or the amendment or replacement thereof) in accordance with the requirements of Section 2.03 or Section 2.05(b), as applicable, or a Swing Line Loan in accordance with the requirements of Section 2.24, as applicable.

Each Borrowing after the Effective Date (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment to increase the face amount of or extension of a Letter of Credit (other than any Borrowing or issuance of Letter of Credit on the Effective Date) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the accuracy of the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V AFFIRMATIVE COVENANTS
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated (without any pending drawing thereon) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders and the Issuing Banks that:

Section 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a)within ninety (90) days after the end of each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2017, audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Borrower and the Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst &

Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than qualifications, with respect to, or expressly resulting solely from, impending debt maturities scheduled to occur within one year from the time such report and opinion are delivered or actual or anticipated breach of the Financial Performance Covenant) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b)(x) within forty-five (45) days after the end of the fiscal quarter ending September 30, 2017 and (y) within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending March 31, 2018, unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Borrower and the Subsidiaries as of the end of and for such fiscal period and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal period and such portion of the fiscal year and results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” provision;

(c)simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating statement of operations and balance sheet reflecting adjustments, if any, necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)not later than five Business Days after delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the Financial Performance Covenant, if applicable, (i) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2018, of Excess Cash Flow for such fiscal year and (ii) of the Total Net Leverage Ratio for the Test Period most recently ended and (iii) setting forth (A) reasonably detailed calculations of the Available Amount as of the last day of the fiscal quarter or fiscal year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate and (B) a list identifying each subsidiary of the Borrower as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information;

(e)simultaneously with the delivery of the financial statements delivered under paragraph (a) above, a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the first proviso in Section 2.11(c);

(f)not later than 90 days after the commencement of each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2017, a consolidated forecast for the Borrower and its Subsidiaries for such fiscal year (consisting of a consolidated balance sheet and consolidated statements of operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such forecast);

(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower, any Restricted Subsidiary or any of their respective subsidiaries with the SEC or with any national securities exchange, or distributed by the Borrower or any Restricted Subsidiary to the holders of its Equity Interests generally, as the case may be; and

(h)promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section
5.01 may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than as expressly permitted to be contained therein under paragraph (a) of this Section 5.01) or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(e)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debt X, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that
(w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower (i) acknowledges and agrees that the financial information required to be delivered pursuant to Section 5.01(a), (b), (c) and (d) shall be treated as if marked “PUBLIC” for purposes of this paragraph and (ii) shall be under no obligation to mark any other Borrower Materials “PUBLIC.” The Borrower acknowledges and agrees that the list of Disqualified Lenders does not constitute material non-public information and may be posted to all Lenders by the Administrative Agent (including any updates thereto).
Section 5.02 Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)the occurrence of any Default;

(b)to the extent permissible by applicable law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Subsidiary, affecting the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability, that could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03    Information Regarding Collateral.

(a)The Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days after the occurrence thereof or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s or Domestic Regulated Subsidiary’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or Domestic Regulated Subsidiary or in the form of its organization or (iii) in any Loan Party’s or Domestic Regulated Subsidiary’s organizational identification number.

(b)Not later than five Business Days after delivery of financial statements pursuant to Section 5.01(a) or (b), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to paragraphs 1, 2, 5, 6, 7 and 8 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.03 and (ii) identifying any Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary, an Excluded Subsidiary, a Domestic Regulated Subsidiary, a Foreign Regulated Subsidiary or a Regulated Subsidiary during the most recently ended fiscal quarter.

Section 5.04 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and Intellectual Property to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of the Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05 Payment of Taxes, Etc.. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations and liabilities in respect of Taxes imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except to the extent (i) any such Taxes are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07    Insurance.

(a)The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment or the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall (i) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee or mortgagee thereunder.

(b)Notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Effective Date, the Borrower shall deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

Section 5.08 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or any Restricted Subsidiary, as the case may be. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 5.09 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to (a) comply with its Organizational Documents, all Requirements of Law (including Environmental Laws) and all rules, regulations and orders applicable to it, its property and operations, and (b) maintain in effect all governmental approvals or authorizations required to conduct its business, except in the case of each of clauses (a) and (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, however, that with respect to Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, the Borrower

will, and will cause each of the Subsidiaries to, comply in all respects. The Borrower will provide such information as is reasonably requested by the Administrative Agent (or by any Lender through the Administrative Agent) to the extent such information is necessary for such Person to maintain compliance with the applicable Anti-Money Laundering Laws.

Section 5.10 Use of Proceeds and Letters of Credit. The Borrower will use a portion of the proceeds of the Term Loans made on the Effective Date, together with cash on hand of the Borrower, on the Effective Date for the purposes set forth in Section 3.17. The Borrower will use a portion of the proceeds of the Term Loans on the Amendment No. 1 Effective Date to finance the Amendment No. 1 Effective Date Refinancing, to repurchase common stock of the Borrower and to pay applicable Transaction Costs. The Borrower will use the remaining proceeds of the Term Loans made on the Effective Date and the Amendment No. 1 Effective Date, the Letters of Credit issued after the Effective Date and the proceeds of the Revolving Loans drawn after the Effective Date for working capital and other general corporate purposes (including Permitted Acquisitions, Permitted Investments, Restricted Payments and capital expenditures not otherwise prohibited hereunder). The Borrower will use the proceeds of (i) any Incremental Facilities for working capital or any other purpose not prohibited by this Agreement and (ii) any Credit Agreement Refinancing Indebtedness, applied among the Loans and any Incremental Facilities in accordance with the terms of this Agreement.

Section 5.11    Additional Subsidiaries.

(a)If (i) any additional Restricted Subsidiary is formed or acquired after the Effective Date or (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary, the Borrower will, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) after such newly formed or acquired Restricted Subsidiary is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Restricted Subsidiary signed by a Responsible Officer, together with all attachments contemplated thereby).

(b)Within thirty (30) days (or such longer period as the Administrative Agent may reasonably agree) after the Borrower or the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall be taken with respect to such Subsidiary.

Section 5.12    Further Assurances.

(a)The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)If, after the Effective Date, any material assets (including any owned (but not leased or ground leased) Material Real Property or improvements thereto or any interest therein) are acquired or otherwise held by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the Collateral and Guarantee Requirement, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.” In the event any real property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall not be required to comply with the Collateral and Guarantee Requirement and paragraph (a) of this Section 5.12 until a reasonable time following the acquisition of such real property or the date a Subsidiary becomes a Loan Party pursuant to Section 5.11, as applicable, and in no event shall compliance be required until ninety (90) days following such acquisition or date a Subsidiary becomes a Loan Party or such longer time period as agreed to by the Administrative Agent in its reasonable discretion. For the avoidance of doubt, with respect to any Material Real Property held by the Borrower or any Restricted Subsidiary on the Effective Date, no Mortgage or other deliverables required to comply with the “Collateral and Guarantee Requirement” shall be required with respect thereto until after the Effective Date and within such time period as set forth on Schedule 5.14.

Section 5.13 Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant set forth in Section 6.11 as of the end of the most recently ended Test Period (and assuming that the Financial Performance Covenant is required to be tested for such Test Period, whether or not otherwise then in effect), (iii) such Subsidiary to be designated as an Unrestricted Subsidiary and its Subsidiaries shall have no Indebtedness other than Non-Recourse Debt at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Non-Recourse Debt and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary (1) if the Consolidated EBITDA of such Subsidiary is greater than 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period on a Pro Forma Basis, (2) if at the time of such designation, and after giving effect thereto, the aggregate amount of Consolidated EBITDA of all Unrestricted Subsidiaries would exceed 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period on a Pro Forma Basis, or (3) if such Subsidiary was previously designated as an Unrestricted Subsidiary or if it is a Restricted Subsidiary for purposes of any subordinated Indebtedness or senior notes. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or the Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or the Subsidiary’s (as applicable) Investment in such Subsidiary.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

Section 5.14 Certain Post-Closing Obligations. The Borrower shall, and shall cause each of the Subsidiaries to, take the actions set forth in Schedule 5.14 within the time frames set forth therein or such longer period as the Administrative Agent may agree in its sole discretion.

Section 5.15 Maintenance of Rating of Facility. The Loan Parties shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower and (ii) a public rating (but not any particular rating) in respect of the Loans made available under this Agreement from each of S&P and Moody’s.

Section 5.16 Lender Calls. Annually and, at the request of the Administrative Agent, quarterly, in each case, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 5.01(a) or Section 5.01(b), as applicable, participate in a conference call with Lenders to discuss the financial condition and results of operations of the Borrower and the Subsidiaries for the most recently-ended period for which financial statements have been delivered.

Section 5.17 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. The Borrower shall promptly, and in any event within ten (10) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, notify the Lenders, in writing, in the event that it or any of the Subsidiaries or any of their respective directors, officers or employees becomes subject to any legal action, proceeding, litigation, claim or investigation by a Governmental Authority with regard to any actual or alleged violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions.

Section 5.18 Equity Investment. The Equity Investment shall be consummated on or prior to the fifteenth Business Day after the expiration date of the Tender Offer.

ARTICLE VI NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or have been terminated (without any pending drawing thereon) and all LC Disbursements shall have been reimbursed), the Borrower covenants and agrees with the Lenders and the Issuing Banks that:

Section 6.01    Indebtedness; Certain Equity Securities.

(a)The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20 or 2.21);

(ii)Indebtedness outstanding on the Amendment No. 1 Effective Date and listed on Schedule 6.01 and any Permitted Refinancing thereof;

(iii)Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided further that (A) no Guarantee by any Restricted Subsidiary of any Subordinated Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04; provided that (A) all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit G or (ii) otherwise reasonably satisfactory to the Administrative Agent and (B) the aggregate principal amount of such Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (iv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, together with the principal amount of any Indebtedness incurred pursuant to the corresponding proviso of Sections 6.01(vii) and (xviii), an amount equal to $10,000,000 at any time outstanding;

(v)(A) Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $15,000,000 and 12% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(vi)Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii)(A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the Effective Date as a result of a Permitted Acquisition, Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition or Indebtedness incurred to finance a Permitted Acquisition and (B) any Permitted Refinancing thereof; provided that (i) Indebtedness incurred to finance a Permitted Acquisition complies with the Required Additional Debt Terms (other than clauses (c) and (d) of the definition thereof); and (ii) such calculations shall assume that the cash proceeds of such Indebtedness shall be excluded in calculating the amount of “unrestricted cash” used in determining the Total Net Leverage Ratio; provided further, that the Total Net Leverage Ratio on a Pro Forma Basis (I) does not exceed 2.50:1.00 or (II) would be equal to or less than immediately prior to such assumption or incurrence of Indebtedness and such Permitted Acquisition; provided, further, that the aggregate principal amount of such Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (vii) shall not exceed, at the time of assumption or incurrence thereof and after giving Pro Forma Effect thereto, together with the principal amount of any Indebtedness incurred pursuant to the corresponding proviso of Sections 6.01(iv) and (xviii), an amount equal to $10,000,000 at any time outstanding;

(viii)Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04 and for the purposes described in Section 6.07(a)(vi), incurred in connection with intercompany tax withholding arrangements for the purpose of paying withholding tax on vesting restricted stock units; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit G or (B) otherwise reasonably satisfactory to the Administrative Agent;

(ix)[reserved];

(x)Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.07(a);

(xi)Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii)Indebtedness consisting of (A) the Cogent Earnout Obligation and (B) any other earnout obligations, in each case incurred in connection with any Permitted Acquisition or any other Investment permitted hereunder; provided that the aggregate principal amount of Indebtedness outstanding under this subclause (B) shall not exceed the greater of $15,000,000 and 12% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xiii)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts in the ordinary course of business;

(xiv)letters of credit and related reimbursement obligations (which may be cash collateralized) in an aggregate face amount not to exceed $20,000,000 at any time;

(xv)Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi)Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii)(A) Indebtedness of the Borrower or any of the Restricted Subsidiaries and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided that (1) if such Indebtedness is secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Term Loans, the Senior Secured Net Leverage Ratio shall not exceed
2.25:1.00 determined on a Pro Forma Basis and (2) if such Indebtedness is secured on a junior or unsecured basis, the Total Net Leverage Ratio shall not exceed 2.50:1.00 determined on a Pro Forma Basis; provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xviii) shall not exceed $10,000,000 at any time outstanding and after giving Pro Forma Effect thereto together with the principal amount of any Indebtedness incurred pursuant to the corresponding proviso of Sections 6.01(iv) and (vii); provided further that (i) such Indebtedness complies with the Required Additional Debt Terms (other than clauses (c) and
(d) of the definition thereof); and (ii) such calculations shall assume that the cash proceeds of such Indebtedness shall be excluded in calculating the amount of “unrestricted cash” used in determining the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio;

(xix)Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xx)Indebtedness of any Foreign Subsidiary in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding for all Foreign Subsidiaries;

(xxi)unsecured Indebtedness between the Borrower and the Restricted Subsidiaries or among Restricted Subsidiaries in connection with cash management operations of the Borrower and its Restricted Subsidiaries in the ordinary course of business; provided that any such Indebtedness is subordinated in right of payment to the Loan Document Obligations;

(xxii)Indebtedness of the Borrower and the Restricted Subsidiaries; provided that (A) at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxii) shall not exceed the greater of $60,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) to the extent applicable, the Administrative Agent shall have become party to an intercreditor or subordination agreement reasonably satisfactory to the Administrative Agent;

(xxiii)(A) Indebtedness of the Borrower or any Subsidiary Loan Party issued in lieu of Incremental Facilities consisting of secured or unsecured notes or loans (which notes or loans, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) issued or incurred (x) pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent or (y) in a bridge facility or in a syndicated loan financing or otherwise in lieu of the Incremental Facilities, provided that (i) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause shall not exceed at the time of incurrence the Incremental Cap at such time, (ii) such Indebtedness complies with the Required Additional Debt Terms, and (iii) no Default or Event of Default shall have occurred and be continuing (provided that, solely with respect to any Incremental Equivalent Debt incurred in connection with a Limited Condition Acquisition, no Default or Event of Default shall exist at the time of execution of the definitive documentation for such Limited Condition Acquisition) and (B) any Permitted Refinancing incurred pursuant to the foregoing subclause (A); and

(xxiv)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through
(xxiii) above.

(b)The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B) preferred Equity Interests issued to and held by the Borrower or any Restricted Subsidiary.

Section 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)Liens created under the Loan Documents;

(ii)Permitted Encumbrances;

(iii)Liens existing on the Amendment No. 1 Effective Date and set forth on Schedule
6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (iii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that
(A)such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens,
(B)such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)leases, non-exclusive licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01;

(x)[reserved];

(xi)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Effective Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii)any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiii)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiv)Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii)ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)Liens (A) on the Collateral securing Credit Agreement Refinancing Indebtedness, (B) on the Collateral securing Incremental Equivalent Debt permitted pursuant to Section 6.01(a)(xxiii) and (C) on the Collateral securing Indebtedness permitted pursuant to Section 6.01(a)(xviii);

(xx)[reserved];

(xxi)other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed the greater of $20,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxii)Liens securing indebtedness permitted under Section 6.01(a)(xiv); and

(xxiii)Liens securing the Indebtedness of Foreign Subsidiaries under Section 6.01(a)(xx); provided that such Liens apply only to the assets of Foreign Subsidiaries.

(b) Each Domestic Regulated Subsidiary will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except for Liens permitted pursuant to Section 6.01(a)(i), (a)(ii), (a)(v), (a)(vi), (a)(vii) and (a)(xi) through (a)(xvii).

Section 6.03    Fundamental Changes.

(a)The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i)any Restricted Subsidiary may merge, consolidate or amalgamate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) in the case of any Restricted Subsidiary, any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging, consolidating or amalgamating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or
(2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04 (other than Section 6.04(c));

(ii)(A) any Restricted Subsidiary that is not a Loan Party may merge, consolidate or amalgamate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party,
(B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)the Borrower may merge, consolidate or amalgamate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (iv) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), 1. the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, 2. the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, 3. each Loan Party other than the Borrower, unless it is the other party to such merger, consolidation or amalgamation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and 4. the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that the Borrower shall have delivered to the Administrative Agent any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by the Administrative Agent or any Lender through the Administrative Agent that the Administrative Agent or such Lender, as applicable, shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including without limitation the USA PATRIOT Act (and the results thereof shall be satisfactory to the Administrative Agent or such Lender, as applicable);

(v)any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction; and

(vi)any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(e)); provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.

(b)The Borrower will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Effective Date and businesses activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)Permitted Investments;

(b)loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and
(iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(c)Investments (i) by the Borrower or any Restricted Subsidiary in the Borrower or any Subsidiary Loan Party (excluding any new Restricted Subsidiary that becomes a Subsidiary Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party (including any Regulated Subsidiary in any other Regulated Subsidiary), (iii) by the Borrower or any Restricted Subsidiary (v) in any Restricted Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties after the Effective Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A) (together with the amount of Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.04(h)) shall not exceed $40,000,000 at the time of any such Investment, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan

Party, (b) by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (c) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary are pledged to secure the Secured Obligations;

(d)Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business;

(e)Investments (i) existing or contemplated on the Amendment No. 1 Effective Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f)Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)Permitted Acquisitions; provided that (i) the aggregate amount of consideration paid or provided by the Borrower or any other Loan Party after the Effective Date in reliance on this Section 6.04(h) (together with the amount of Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)) for Permitted Acquisitions for any Restricted Subsidiary that shall not be, or, after giving effect to such Permitted Acquisition, shall not become, a Loan Party and for any assets that shall not be, or after giving effect to such Permitted Acquisition shall not become, Collateral, shall not exceed $40,000,000 at such time; (ii) no Default or Event of Default has occurred or is continuing at the time of consummation of such Investment; and (iii) at the time of consummation of such Investment and immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant set forth in Section 6.11 as of the end of the most recently ended Test Period (and assuming that the Financial Performance Covenant is required to be tested for such Test Period, whether or not otherwise then in effect);

(i)Investments by the Borrower in any Restricted Subsidiary or by any Restricted Subsidiary in any other Restricted Subsidiary or the Borrower incurred in connection with intercompany tax withholding arrangements for the purpose of paying withholding tax on vesting restricted stock units as contemplated by Section 6.07(a)(iv);

(j)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(k)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)loans and advances to the Borrower in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Borrower (or such parent) in accordance with Section 6.07(a)(iv), (vi) or (vii);

(m)other Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the sum of
(A) the Initial Restricted Payment Amount plus (B) the Available Amount that is Not Otherwise Applied, plus (C) the Available Equity Amount that is Not Otherwise Applied; provided further that, (x) the Total Net Leverage Ratio shall not exceed 2.50:1.00 as of such time determined on a Pro Forma Basis and (y) to the extent such Investment (A) constitutes a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of execution of the definitive documentation governing such Limited Condition Acquisition and (other than in connection with any Limited Condition Acquisition financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) and no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition) and (B) does not constitute a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of consummation of such Investment;

(n)advances of payroll payments to employees in the ordinary course of business;

(o)Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower;

(p)Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 6.04(h) or 6.04(m) or any other paragraph of this Section 6.04) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)receivables (other than in respect of Indebtedness for borrowed money) owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r)[reserved];

(s)Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(t)Investments in Joint Ventures in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that no Default or Event of Default has occurred or is continuing at the time of consummation of such Investment;

(u)[reserved];

(v)[reserved]; and

(w)other Investments; provided that after giving effect to such Investment on a Pro Forma Basis, (A) the Total Net Leverage Ratio is less than or equal to 2.00:1.00 as of such time determined on a Pro Forma Basis and (B) to the extent such Investment (x) constitutes a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of execution of the definitive documentation governing such Limited Condition Acquisition and (other than in connection with any Limited Condition Acquisition financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) and no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition) and (y) does not constitute a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of consummation of such Investment.

Section 6.05 Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b)Dispositions of inventory and other assets in the ordinary course of business;

(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (d) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (e) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.07 and Liens permitted by Section 6.02;

(f)Dispositions pursuant to sale-leaseback transactions permitted by Section 6.06 of property acquired by the Borrower or any of the Restricted Subsidiaries after the Effective Date;

(g)Dispositions of Permitted Investments;

(h)Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i)leases, subleases, non-exclusive licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(j)transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)Dispositions of property to Persons other than the Borrower and the Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed or would have resulted from such Disposition) and (ii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, and any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of 5% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period as of the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; provided that in no event shall a Disposition pursuant to this Section 6.05(k) be construed to permit a Disposition of all or substantially all of the assets of the Borrower and the Restricted Subsidiaries; and

(l)Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

provided that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Sections 6.05(a) and 6.05(e) and except for Dispositions by a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition.

Section 6.06 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien securing such Capital Lease Obligation is permitted by Section 6.02.

Section 6.07    Restricted Payments; Certain Payments of Indebtedness.

(a)The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)each Restricted Subsidiary may make Restricted Payments to the Borrower or to any Restricted Subsidiary (and, in the case of a Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, to the Borrower or any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(ii)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii)Restricted Payments made to repurchase the common stock of the Borrower in an amount not to exceed the sum of (i) $75,000,000 in the aggregate (on or after the Amendment No. 1 Effective Date) and (ii) unused amounts permitted pursuant to Section 6.07(a)(vi);

(iv)repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants;

(v)[reserved];

(vi)payments for the repurchase of Equity Interests of the Borrower held by any present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) for the purpose of making payments of withholding tax on the vesting of restricted stock units or deferred stock units, in an amount not to exceed the sum of (x) $25,000,000 in any fiscal year (commencing with the fiscal year ending December 31, 2019), which amount, if not used, may be carried forward to the next succeeding fiscal year, and (y) unused amounts permitted pursuant to Section 6.07(a)(iii);

(vii)in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of
(1) prepayments, redemptions, purchases, defeasances and other payments in respect of the Junior Financing made pursuant to Section 6.07(b)(iv) and (2) loans and advances made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (vii), not to exceed the sum of (A) the Initial Restricted Payment Amount plus (B) the Available Amount that is Not Otherwise Applied plus (C) the Available Equity Amount that is Not Otherwise Applied; provided that, (x) the Total Net Leverage Ratio shall not exceed 2.50:1.00 as of such time determined on a Pro Forma Basis and (y) with respect to any Restricted Payment (A) not made in connection with a Limited Condition Acquisition, no Default or Event of Default has occurred or is continuing at the time of consummation of such Restricted Payment and (B) made in connection with a Limited Condition Acquisition, no Default or Event of Default shall exist at the time of execution of the definitive documentation governing such Limited Condition

Acquisition and (other than in connection with any Restricted Payment made in connection with a Limited Condition Acquisition and is financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition;

(viii)redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(ix)other Restricted Payments; provided that after giving effect to such Restricted Payment on a Pro Forma Basis, (A) the Total Net Leverage Ratio is less than or equal to 1.50:1.00 as of such time and (B) to the extent such Investment (x) constitutes a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of execution of the definitive documentation governing such Limited Condition Acquisition and (other than in connection with any Limited Condition Acquisition financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) and no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition) and (y) does not constitute a Limited Condition Acquisition, no Default or Event of Default is occurring or continuing at the time of consummation of such Investment; and

(x)to make dividends or distributions in respect of Equity Interests and restricted stock units of the Borrower in an amount not to exceed $10,000,000 (grossed up for any applicable withholding) in any fiscal year (commencing with the fiscal year ending December 31, 2019), which amount, if not used, may be carried forward to subsequent future years.

(b)The Borrower will not, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any prepayment, purchase or redemption (whether in cash, securities or other property) of or in respect of principal or any interest, fees or other amounts of any Junior Financing (which, solely for purposes of this Section 6.07(b), shall exclude any Junior Financing having an aggregate principal amount less than $10,000,000 (any Junior Financing in excess of such aggregate principal amount, “Restricted Junior Financing”)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the principal of any Restricted Junior Financing that has a substantially similar effect to any of the foregoing (collectively, a “Repayment”), except:

(i)payment of regularly scheduled interest, principal payments and prepayment premiums and any other amounts, in each case, as in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Restricted Junior Financing prohibited by the subordination provisions thereof, if any;

(ii)refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii)the conversion of any Restricted Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies;

(iv)Repayments, in respect of Restricted Junior Financing prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 6.07(a)(vii) and (2) loans and advances made pursuant to Section 6.04(l) in lieu thereof not to exceed the sum of (A) the Initial Restricted Payment Amount, plus
(B) the Available Amount that is Not Otherwise Applied plus (C) the Available Equity Amount that is Not Otherwise Applied; provided that, (i) no Default or Event of Default has occurred or is continuing at the time of consummation of such Restricted Payments (provided that solely with respect to any Repayment made in connection with a Limited Condition Acquisition, no Default or Event of Default shall exist at the time of execution of the definitive documentation governing such Limited Condition Acquisition and (other than in connection with any Repayment made in connection with a Limited Condition Acquisition and is financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition) and (ii) the Total Net Leverage Ratio shall not exceed 2.50:1.00 as of such time determined on a Pro Forma Basis;

(v)so long as no Default or Event of Default has occurred or is continuing (provided that, solely with respect to any Repayment made in connection with a Limited Condition Acquisition, no Default or Event of Default shall exist at the time of execution of the definitive documentation governing such Limited Condition Acquisition and (other than in connection with any Repayment made in connection with a Limited Condition Acquisition and is financed solely with the proceeds of any Incremental Facility or Incremental Equivalent Debt) no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred or be continuing at the time of consummation of such Limited Condition Acquisition), other Repayments of Junior Financing; provided that after giving effect to such Restricted Payment the Total Net Leverage Ratio is equal to or less than 1.50:1.00 as of such time determined on a Pro Forma Basis; and

(vi)Repayments in respect of Restricted Junior Financings in an amount not to exceed $5,000,000 in any fiscal year.

For purposes of determining compliance with Section 6.07, other than as set forth above, Restricted Payments may be made under one or more of the exceptions set forth above and each of the exceptions shall operate independently of any other exception.
Section 6.08    Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with the Borrower or any Restricted Subsidiary to the extent permitted and not prohibited under this Agreement, (ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) [reserved], (f) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (g) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (h) [reserved], (i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence or contemplated on the Amendment No. 1

Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, and (k) Restricted Payments permitted under Section 6.07.

Section 6.09    Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the Amendment No. 1 Effective Date and (to the extent not otherwise permitted by this Section 6.09) are listed on Schedule 6.09 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii)(x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Subordinated Indebtedness), (vii) are imposed by Requirements of Law, (l) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (m) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (n) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (o) are customary provisions restricting assignment of any license, lease or other agreement, (p) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits),(q) are customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligation and/or (xiv) comprise restrictions imposed by any agreement relating to Indebtedness permitted pursuant to Section 6.01 to the extent that such restrictions or encumbrances are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than the corresponding restrictions or encumbrances hereunder.
Section 6.10 Amendment of Junior Financing Documents and Organizational Documents. The Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify, waive, terminate or release the documentation governing any other Junior Financing or Organizational

Documents, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders (as reasonably determined by the Administrative Agent); provided that such modification will not be deemed to be materially adverse if such Junior Financing could be otherwise incurred under this Agreement (including as Indebtedness that does not constitute a Junior Financing) with such terms as so modified at the time of such modification.

Section 6.11 Financial Performance Covenant. As of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending December 31, 2017) and so long as the average outstanding daily balance of the Revolving Loans for the four fiscal quarters then ended (excluding all drawn and undrawn Letters of Credit) exceeds $12.5 million, (provided that, to the extent the aggregate amount of Revolving Commitments is increased (or permanently reduced) pursuant to the terms of the Loan Documents, such amount shall be ratably increased (or decreased, as applicable)), shall not permit the Total Net Leverage Ratio as of the end of such fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such date, as of such date:
Fiscal Quarter Ending
December 31, 2017 to December 31, 2018     Total Net Leverage Ratio 4.00:1.00
January 1, 2019 to December 31, 2019    3.75:1.00

January 1, 2020 to December 31, 2020    3.50:1.00

January 1, 2021 to December 31, 2021    3.25:1.00

January 1, 2022 and thereafter    3.00:1.00

Section 6.12 Changes in Fiscal Year. The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.13 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. The Borrower shall not, directly or indirectly: (i) use any part of the proceeds of the Loans or any Letter of Credit (A) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or (B) in any manner that would constitute or give rise to a violation of any applicable Anti-Corruption Laws or Anti-Money-Laundering Laws; (ii) use any part of the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds or any such Letter of Credit to any Person, to fund or finance any business or activities of, with, in or involving any Sanctioned Person or Sanctioned Jurisdiction; or
(iii)use any part of the proceeds of the Loans or any Letter of Credit in any other manner that would constitute or give rise to a violation of Sanctions by any Person, including any Lender.

ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a)any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Loan Party shall fail to pay any interest on any Loan or any interest on any reimbursement obligation in respect of any LC Disbursement or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)(i) any representation or warranty made or deemed made by or on behalf of the Borrower in Section 3.20 or 3.21 shall prove to have been incorrect in any respect when made or deemed made; or (ii) any other representation or warranty made or deemed made by or on behalf of the Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)The Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.04(with respect to the existence of the Borrower or such Restricted Subsidiaries), Section 5.10, Section 5.17 or in Article VI; provided that a default under Section 6.11 shall not constitute an Event of Default with respect to the Term Loans, any Incremental Term Loans or any Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities) unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts under the Revolving Loans to be due and payable (such period commencing with a default under Section 6.11 and ending on the date on which the Required Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans, the “Term Loan Standstill Period”);

(e)The Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(f)The Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); provided further that this clause (f) shall not apply to any breach or default that is (I) remedied by the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in the case of (I) and (II), prior to the acceleration of Loans pursuant to this Section 7.01;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to
(i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event); provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Commitments or acceleration of the Loans pursuant to this Section 7.01.

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)one or more enforceable judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against the Borrower and any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k)(i) an ERISA Event occurs, either alone or together with all other ERISA Events, that has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect;

(l)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (i) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (ii) file Uniform Commercial Code continuation statements, (r) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (s) as a result of acts or omissions of the Administrative Agent or any Lender;

(m)any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)any Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents); or

(o)a Change in Control shall occur; provided that the Transactions shall not constitute a Change in Control for purposes of this clause (o);

then, and in every such event (other than an event with respect to the Borrower described in paragraph
(h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, if an Event of Default resulting from a breach of the Financial Performance Covenant occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Lenders only, and in such case only with respect to the Revolving Commitments and any Letters of Credit) shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII ADMINISTRATIVE AGENT
Section 8.01    Appointment and Authority.

(a)Each of the Lenders and the Issuing Banks hereby irrevocably appoints Goldman Sachs to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Banks for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment; provided that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank;

(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or
(vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f)shall have no responsibility, duty or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

Section 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06 Resignation of Administrative Agent. The Administrative Agent may resign at any time upon thirty (30) days’ notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders (and upon any such removal, the removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed)). Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) (provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank (or financial institution that acts as an administrative agent in the ordinary course of its business) with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”). Whether or not a successor has been appointed, the resigning Administrative Agent’s resignation shall become effective in accordance with its notice or resignation on the Resignation Effective Date. If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations and (b) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 8.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Lead Arranger nor any person named on the cover page hereof as a Syndication Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

Section 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any amounts in respect of outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, amounts owing in respect of Letters of Credit and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and
9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

Section 8.10 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each Issuing Bank from exercising its rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Each of the Lenders and the Issuing Banks hereby agrees that after the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.01), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent first to the payment of all Secured Obligations constituting fees, closing payments, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such and second as set forth herein or such other Loan Documents as applicable.

Section 8.11 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within thirty (30) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. For the avoidance of doubt, for purposes of this Section 8.11, the term “Lender” shall include any Issuing Bank. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Section 8.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by Administrative Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 8.13    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(1)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(2)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(3)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(4)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(1)none of the Administrative Agent or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(2)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the

Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(3)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, (including in respect of the Loan Document Obligations),

(4)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(5)no fee or other compensation is being paid directly to the Administrative Agent or the Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX MISCELLANEOUS
Section 9.01    Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)if to the Borrower, the Administrative Agent or an Issuing Bank, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the
Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)Change of Address, Etc. Each of the Borrower, the Administrative Agent and any Issuing Bank may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f)Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02    Waivers; Amendments.

(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in Section 2.20 with respect to any Incremental Facility Amendment or Section 2.21 with respect to any Refinancing Amendment, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that in addition to the consent of the Required Lenders, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01, Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees, closing payments or premiums payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that (x) a waiver of any condition precedent set forth in Section 4.01, Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of any such principal amount and (y) any change to the definition of “Total Net Leverage Ratio”, “Senior Secured Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest, fee or closing payments), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) reduce or postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01, Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or the required application of any proceeds of enforcement, without the written consent of each Lender directly and adversely effected thereby, (v) change any of the provisions in Section 9.04 in a manner that would impose additional restrictions on a Lender’s ability to assign any of its rights or obligations, without the written consent of each Lender directly and adversely effected thereby and impose any additional restrictions on a Lender’s ability to assign its rights and obligations without written consent of each Lender directly and adversely effected thereby, (vi) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, (vii) change the percentage set forth in the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (viii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (taking into account the value of the Borrower) (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender, (ix) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents), (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each affected Class, (xi) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Refinancing Amendment, without the written consent of each Lender directly and adversely affected thereby, (xii) amend or otherwise modify the Financial Performance Covenant (or for the purposes of determining compliance with the Financial Performance Covenant, any defined term used therein), (xiii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Performance Covenant or (xiv) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VII as a result of a breach of the Financial Performance Covenant, in each case, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (xiv) shall not require the consent of any Lenders other than the Required Revolving Lenders; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Swing Line Lender or such Issuing Bank, as the case may be, (B) subject to the preceding clause (A), any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (C) any amendment, modification, or waiver of any Loan Document that would affect the rights or obligations of one or more members of a class differently from its effect on the rights or obligations of any other members of that class (1) will, upon its effectiveness, create one or more new classes (the “Proposed New Classes”) in addition, if applicable, to the class consisting of any remaining Lenders of such class whose rights and obligations do not purport to be modified by such amendment, modification, or waiver (the “Remaining Class”), each of which classes will consist of Lenders holding loans with identical rights and obligations, and (2) will not be effective unless such amendment, modification, or waiver receives the written consent of Lenders holding a Majority in Interest of each Proposed New Class and a Majority in Interest of the Remaining Class, in addition to any other consents required pursuant to any Loan Document. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement (if any) may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
(c)In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (ix) or (xi) of paragraph (b) of this Section 9.02, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (c) if the consent, amendment or waiver in question contemplates a Repricing Transaction in respect of any Term Loans held by such Non-Consenting Lender, the Borrower shall pay to such Non-Consenting Lender the Repricing Premium (if any) as if the outstanding Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with a Repricing Transaction on the date of the consummation of such assignment and (d) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).
(d)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, any waiver or amendment in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Class that would be required to consent thereto under this Section 9.02 if such Lenders were the only Lenders hereunder at the time.

Section 9.03    Expenses; Indemnity; Damage Waiver.

(a)The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication), including the reasonable fees, charges and disbursements of Milbank LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest where the party affected by such conflict has notified the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel per affected party, in each case for the Administrative Agent, each Issuing Bank and the Swing Line Lender in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Swing Line Lender in connection with the issuance of any Swing Line Loan or any demand for payment thereunder and (iv) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent the Issuing Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party.
(b)The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii)to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary, or
(iv)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary or any of their respective equity holders or creditors or any other Person and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such obligations, losses, claims, damages, penalties, demands, actions, judgments, suits, liabilities, costs, expenses or disbursements (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (but in the case of advisors or representatives of an Indemnitee, only to the extent such advisor or representative was acting at the direction of such Indemnitee) (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties(but in the case of advisors or representatives of an Indemnitee, only to the extent such advisor or representative was acting at the direction of such Indemnitee) (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by (1) the Borrower or any Restricted Subsidiary or (2) any of the Administrative Agent and the Lead Arranger in its capacity as such, unless such claims arise from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent, (or any sub-agent thereof) or any Related Party thereof, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent thereof) or such Related Party of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (or if such indemnity payment is sought after the date on which the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or have been terminated (without any pending drawing thereon) and all LC Disbursements shall have been reimbursed, the in each case, in accordance with such Lender’s pro rata share immediate prior to the date on which the Term Loans are paid in full) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any sub-agent thereof), such Lender or such Issuing Bank in its capacity as such or against any Related Party of the Administrative Agent (or sub-agent thereof) acting for the Administrative Agent (or any sub-agent thereof) in connection with such capacity). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time (or if such indemnity payment is sought after the date on which the Term Loans have been paid in full and the Commitments are terminated in accordance with such Lender’s pro rata share immediately prior to the date on which the Term Loans are paid in full and the Commitments are terminated). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this paragraph (c). The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).
(d)To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts due under this Section 9.03 shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

(f)This Section 9.03 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(g)The agreements in this Section 9.03 shall survive the resignation or removal of the Administrative Agent, the replacement of any Lender, the termination of this Agreement and the repayment, satisfaction or discharge of the Secured Obligations.

Section 9.04    Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Administrative Agent, each Issuing Bank, each Lender, the Syndication Agent, the Lead Arranger and each Related Party of any of the foregoing Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (w) by the Lead Arranger or its Affiliates during the primary syndication of the Term Facility (which in any event will end upon the earlier of the date on which the Administrative Agent shall have advised the Borrower that the later primary syndication has been completed or the date that is sixty (60) days following the Effective Date),
(x) by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund, (y) by a Revolving Lender to any Revolving Lender or an Affiliate of any Revolving Lender or an Approved Fund of a Revolving Lender, or (z) if an Event of Default under Section 7.01 has occurred and is continuing, unless, in the case of clauses (w) and (z) only, such assignment is to a Disqualified Lender, (B) the

Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, the Borrower or any of the Restricted Subsidiaries and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and Swing Line Lender; provided that, for the avoidance of doubt, no consent of any Issuing Bank or Swing Line Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, other than with respect to a purported assignment to a Disqualified Lender, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment. The Administrative Agent shall make the list of Disqualified Lenders available to such Lender.

(ii)Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of Revolving Loans, not be less than $1,000,000 (and integral multiples thereof) or, in the case of a Term Loan, $1,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01 has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee and the assignor that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender (so long as the list of Disqualified Lenders has been made available to all Lenders)) via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent and Assignment and Assumption, and, in each case, together (unless waived or reduced by the Administrative Agent) with a processing and recordation fee of $3,500, which processing and recordation fee will not apply in the case of any assignment; provided that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms to the extent required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also an Issuing Bank may be made unless (1) the assignee shall be or become a an Issuing Bank and assume a ratable portion of the rights and obligations of such assignor in its capacity as Issuing Bank, or

(2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04.

(iv)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all extensions of credit to the Borrower and its Affiliates hereunder shall at all times be treated as being in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code (and any successor provisions) and the regulations thereunder and shall interpret the provisions herein regarding the Register consistent with such intent.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms to the extent required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section
9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)(i)    Any Lender may, at any time, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (other than to a Person, that (i) is not an Eligible Assignee, (ii) is the Borrower or any of its Subsidiaries or (iii) is a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (i) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (ii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations of such Sections, including Section 2.17(f) (it being understood that the documentation requirement under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan

Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)No such assignment shall be made to the Borrower or any affiliate or Subsidiary of the Borrower; provided that any Lender may, at any time, assign all or a portion of its Loans to the Borrower pursuant to open market purchases; provided further, that (x) any Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Loans then outstanding shall be reduced by an amount equal to the principal amount of such Loans, (y) the Borrower shall clearly identify itself as such in the applicable assignment documentation and (z) no Event of Default shall have occurred or be continuing on the effective date of such assignment; provided further, that purchases of Term Loans and Commitments to make Term Loans pursuant to this Section 9.04(f) may not be funded with the proceeds of Revolving Loans.

(g)No such assignment or participation shall be made to a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of natural Person. Any references to “natural person” in this Agreement shall be deemed to include any a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of natural Person.

Section 9.05    Survival.    All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance or amendment of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (or has expired or terminated with a pending drawing thereon) and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have, in its sole discretion, provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or Section 2.05(f).
Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the

Administrative Agent or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08    Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or
(i) shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) (excluding any deposits in or relating to any payroll, trust, or tax withholding accounts) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (t) such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or their respective properties in the courts of any jurisdiction.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12    Confidentiality.

(a)Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel, other agents, experts and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, on a confidential and need-to-know basis, and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested or required by any governmental authority, regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process in any pending legal, judicial or administrative proceeding (in each case based on the reasonable advice of legal counsel); provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding prior to the disclosure of such Information; provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of the Subsidiaries, (iii) to any other party to this Agreement, (u) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (iii) any pledgee referred to in

Section 9.04(d), (w) if required by any rating agency in connection with obtaining the ratings described in Section 5.15 hereof; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information, (x) to the extent such Information (x) becomes publicly available other than as a result of improper disclosure by the Administrative Agent, any Issuing Bank or applicable Lender in violation of any confidentiality obligations owing to the Borrower and its Subsidiaries or a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or a third party that is not, to the knowledge of the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates subject to contractual or fiduciary confidentially obligations owed to the Borrower or any of its Subsidiaries, or (viii) to the extent the Borrower shall have consented in writing to such disclosure (viii) such disclosure is for purposes of establishing a defense in any legal proceeding. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes hereof, “Information” means all information received from the Borrower relating to the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 9.14    Release of Liens and Guarantees.

(a)A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary ceases to be a Restricted Subsidiary (including pursuant to a permitted merger with a Subsidiary that is not a Loan Party); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral in accordance with Section 9.02(b), the security interest in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Subsidiary Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Subsidiary shall automatically be released.    Upon any Subsidiary Loan Party becoming an Excluded Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Subsidiary shall automatically be released.    Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than (x) Secured Cash Management Obligations (as defined in the Collateral Agreement, (y) Secured Swap Obligations (as defined in the Collateral Agreement) and (z) contingent indemnification obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower, applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
(b)The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate the Administrative Agent’s Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c)Each of the Lenders and the Issuing Banks irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.14.

Section 9.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower acknowledges and agrees that
(i) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (y) (i) each of the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its respective Affiliates or any other Person and (ii) none of the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (z) the Administrative Agent, the Lenders and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Syndication Agent, the Lenders and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and vi) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GREENHILL & CO., INC.

By:
Name:
Title:

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA

By:
Authorized Signatory

[Signature Page to Credit Agreement]

Appendix B

Amended form of Borrowing Request

EXHIBIT E

FORM OF BORROWING REQUEST

Goldman Sachs Bank USA
as Administrative Agent
200 West Street
New York, NY 10282-2198
Attention:

[_______________], 20[__]1
Ladies and Gentlemen:

The undersigned, Greenhill & Co., Inc. (the “Borrower”), refers to the Credit Agreement, dated as of October 12, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of April 12, 2019, as amended by Amendment No. 2 to Credit Agreement, dated as of June 30, 2023 and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to [Section 2.03][Section 2.24] of the Credit Agreement that it hereby requests a Borrowing under the Credit Agreement and, in connection therewith, sets forth below the terms on which such Borrowing is requested to be made:

(A)Class of Borrowing: 2 _______________
(B)Aggregate principal amount of Borrowing:    $_______________3
(C)Type of Borrowing: 4 _______________

1    In the case of Revolving Loans or Term Loans, the Borrower must notify the Administrative Agent by telephone (a) in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date which is one (1) Business Day prior to the date of the proposed Borrowing.
In the case of Swing Line Loans, the Borrower must notify the Swing Line Lender not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.
2    Specify whether the Loans comprising such requested Borrowing are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Other Term Loans or Swing Line Loans.
3    Borrowing Minimum: (a) in the case of a SOFR Revolving Borrowing, $250,000, (b) in the case of an ABR Revolving Borrowing, $100,000 and (c) in the case of a Swing Line Borrowing, $500,000.
4    Specify whether the requested Borrowing is to be comprised of SOFR Loans or ABR Loans.

E-1

(D)Date of Borrowing:5    _______________, ____ (the “Funding Date”)
(E)Interest Period: 6_______________
(F)Borrower’s account to which the proceeds of the Borrowing are to be disbursed (by wire transfer):7

Bank Name:
Bank Address:
ABA No.:
Account No.:
Account Name:
Ref:

The undersigned hereby represents and warrants that all conditions precedent to the funding of the Borrowing pursuant to [Sections 4.01 and 4.02][Section 4.02] of the Credit Agreement are satisfied as of the date hereof and shall be satisfied on the Funding Date.

Greenhill & Co., Inc.

By:             Name:
Title:

5    Must be a Business Day.
6    Applicable to SOFR Borrowings only and subject to the definition of “Interest Period” and Section 2.07 of the Credit Agreement.
7    In the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement pursuant to Section 2.05(f) of the Credit Agreement, the Issuing Bank that made such LC Disbursement.
In the case of any ABR Revolving Borrowing requested to finance a Refunded Swing Line Loan pursuant to Section 2.24(b)(iv) of the Credit Agreement, the Swing Line Lender.
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